                                 DEED OF LEASE

                                 BY AND BETWEEN

                  SUGARLAND BUSINESS PARK LIMITED PARTNERSHIP

                                  ("LANDLORD")

                                      AND

                            NETWORK SOLUTIONS, INC.

                                   ("TENANT")

                               TABLE OF CONTENTS



                                                                                                          Page
ARTICLE I
     The Premises . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
ARTICLE II
     Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
ARTICLE III
     Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
ARTICLE IV
     Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
ARTICLE V
     Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ARTICLE VI
     Use Of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
ARTICLE VII
     Assignment And Subletting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
ARTICLE VIII
     Maintenance And Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
ARTICLE IX
     Construction:  Tenant Improvements and Alterations . . . . . . . . . . . . . . . . . . . . . . . . . .  16
ARTICLE X
     Signs, Equipment And Furnishings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
ARTICLE XI
     Inspection By Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
ARTICLE XII
     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
ARTICLE XIII
     Tenant's Responsibilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
ARTICLE XIV
     Liability Of Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
ARTICLE XV
     Rules And Regulations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
ARTICLE XVI
     Damage Or Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
ARTICLE XVII
     Condemnation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
ARTICLE XVIII
     Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

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
ARTICLE XIX
     Bankruptcy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
ARTICLE XX
     Subordination; Mortgages . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
ARTICLE XXI
     Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
ARTICLE XXII
     Covenants and Representations Of Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
ARTICLE XXIII
     Parking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
ARTICLE XXIV
     Expansion  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
ARTICLE XXV
     Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
ARTICLE XXVI
     General Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

Rider No. 1 -    Option to renew Lease


EXHIBIT A   Site Plan
EXHIBIT A-1 Reserved Parking Spaces Plan
EXHIBIT B   Standard Method of Measurement of Rentable Area
EXHIBIT C   Declaration of Covenants
EXHIBIT D   Signage Specifications
EXHIBIT E   Form of Estoppel Certificate
EXHIBIT F   Surrendered Premises

                                 DEED OF LEASE


     THIS DEED OF LEASE (the "Lease") is made as of the 30th day of May, 1997, by and between SUGARLAND BUSINESS PARK LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Landlord"), and NETWORK SOLUTIONS, INC., a Delaware corporation (hereinafter referred to as "Tenant"), a wholly-owned subsidiary of Science Applications International Corporation, a Delaware Corporation.

                                   RECITALS:

     A. Landlord is the owner of a one story office/flex building known as Sugarland I, having a street address of 365 Herndon Parkway, Herndon, Virginia 22070, in the office/flex park complex known as Sugarland Business Park (hereinafter sometimes referred to as the "Park"), situated on the east side of Herndon Parkway in Herndon, Fairfax County, Virginia.

     B. Tenant desires to lease space in the Building (as hereinafter defined) and Landlord is willing to rent space in the Building to Tenant upon the terms, conditions, covenants and agreements set forth herein.

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby covenant and agree as follows:

                                   ARTICLE I
                                  THE PREMISES

     1.1 Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, for the term and upon the terms and conditions hereinafter set forth, the following described premises (the "Premises"):

             31,247 square feet of rentable area, as shown on the plan attached as Exhibit A (hereinafter the "Premises") and which is a part of the building which is built and situated on Parcel E-1, SUGARLAND INDUSTRIAL PARK, Town of Herndon, Fairfax County, Virginia, as the same is duly dedicated, platted and recorded in Deed Book 4080 at Page 182 and resubdivided in Deed Book 5738 at page 1736, among the land records of Fairfax County, Virginia (the "Property").
             The building, including the parking and other common areas more particularly described on Exhibit A hereto, is hereinafter referred to as the "Building."

     1.2 The Lease of the Premises includes the right to use the Building and the adjacent parking areas which are generally described on the site plan attached hereto as Exhibit A, but includes no other rights not specifically set forth herein.

     1.3 For the purposes hereof, it is agreed that the rentable area of the Building (including the space used for the 900 KW generator and uninterrupted power supply equipment) is 53,136 square feet. However, the number of square feet in the Building and the Premises shall be subject to adjustment on or about the Lease Commencement Date (hereinafter defined), if requested by either Landlord or Tenant. If so requested, the rentable area of the Building and/or the Premises shall be determined by Landlord's architect. However, Tenant shall have the right, within the first fifteen (15) days after the execution of this Lease by Tenant, to have the rentable area of the Building and/or the Premises measured by its own architect in accordance with the standard of measurement set forth in Exhibit B attached hereto. In the event that the number of square feet of rentable area determined by Tenant's architect in accordance with Exhibit B differs from the number of square feet as set out in this Lease or the number of square feet of rentable area determined by Landlord's architect in accordance with Exhibit B, then such architects shall work together in good faith to resolve such discrepancy. In the event such architects are unable to resolve such discrepancy, then they shall together select a third architect, who shall be reasonably acceptable to Landlord and Tenant, to resolve such discrepancy. Each party shall pay its own architect and half of the cost of the third architect.

     1.4 Landlord agrees that promptly after the date of this Lease, Landlord shall submit a request to the building officials of the City of Herndon, Virginia, for the waiver of the requirement that there be two (2) remote and accessible means of egress from the common area of the Building. In the event such request is granted, the number of square feet of rentable area of the common area in the Building and the Premises shall be recalculated and adjusted by Landlord's architect in accordance with the provisions of Exhibit B attached hereto. In the event that the number of square feet of rentable area in the Premises is recalculated as provided in the preceding sentence, Landlord and Tenant shall execute an amendment to this Lease (a) reflecting such adjustment in the square footage of the Premises, (b) providing that Tenant's base rent shall be decreased in accordance with such reduction in square footage effective on the date that Landlord substantially completes the modification of the common area of the Building and (c) stating Tenant's proportionate share of Expenses incurred by Landlord in the operation of the Building for the purposes set forth in Section 4.3 below, effective on the date that Landlord substantially completes the modification of the common area of the Building.

                                   ARTICLE II
                                      TERM

     2.1 The term of this Lease (hereinafter referred to as the "Lease Term") shall commence on May 30, 1997 (the "Lease Commencement Date" and shall continue for a period of approximately five (5) years and two (2) months thereafter, through July 31, 2002, unless such Lease Term shall be renewed or terminated earlier in accordance with the provisions hereof. (Provided, however, that if the Lease Commencement Date shall occur on a day other than the first day of a month, the Lease Term shall commence on such date and continue for the balance of such month and for a period of approximately five
(5) years and two (2) months thereafter, through July 31, 2002.) The term "Lease Term" shall include any and all renewals and extensions of the term of the Lease.

     2.2     (a)      It is understood and agreed that Tenant shall construct
or cause to be constructed the Tenant Improvements to the Premises described in
Section 9.1 below. Tenant shall be responsible for the design and construction of the interior Tenant Improvements to the Premises and Tenant shall obtain all necessary permits to construct such Tenant Improvements and legally occupy the Premises. The timing of Tenant's completion of such work and the receipt or issuance of any required building, special exception, occupancy or other permits or approvals shall have no bearing on the Lease Commencement Date, the Rent Commencement Date, as defined in Section 3.1 below or Tenant's obligation to pay base rent and additional rent as provided in Article III and Article IV below; provided, however, that if Final Completion, as defined herein, of Landlord's Work is delayed beyond June 6, 1997, then the Rent Commencement Date of July 15, 1997 shall be extended by two (2) days for each day that the Landlord's Work is not Finally Completed by June 6, 1997. For the purposes of this Section 2.2(a), Landlord's Work shall be deemed to be "Finally Complete" when (i) the work described in Section 9.4 below shall have been completed, as determined by Landlord's contractor in its professional judgement in accordance with the provisions of Section 9.4 below, including the separation of electrical wiring and systems serving the Premises from the remainder of the Building electrical systems (the "Long Lead Item"), which can be completed by Landlord without substantial interference with Tenant's completion of the Tenant Improvements, and (ii) final inspections (except for the inspection related to the Long Lead Item) pursuant to the applicable building permits have been obtained. Any and all construction, installation and other related activity by Tenant or its contractors prior to the Rent Commencement Date shall be coordinated with Landlord in accordance with the terms of Section 9.1 hereof. All terms and conditions of this Lease, including, without limitation, the insurance, release and waiver of liability provisions of Article XII and XIV hereof, shall apply to and be effective during such period of occupancy by Tenant, except for Tenant's obligation to pay any base rent or additional rent attributable to Expenses.

             (b) Landlord and Tenant shall cooperate with each other and shall work together in good faith to effect the timely completion of the Tenant Improvements and Landlord's Work. Where required all approval, consents or disapprovals or denials of consent shall be delivered promptly after a request therefor. All disapprovals or denials of consent shall include a statement of the reason for such disapproval or denial of consent. Landlord and Tenant shall each use its commercially reasonable efforts to comply with all construction schedules created in connection with the performance of the work described in this Lease.

     2.3     (a)      Landlord presently anticipates that the Landlord's Work
shall be Finally Complete on or about June 6, 1997. In the event that completion of Landlord's Work or the delivery of possession of the Premises to Tenant is delayed, regardless of the reasons or causes of such delay, this Lease shall not be rendered void or voidable as a result of such delay, and the term of this Lease shall commence on the Lease Commencement Date as determined pursuant to Section 2.2(a) hereof and Tenant's obligation to pay base rent shall commence on the Rent Commencement

Date provided in Section 3.1 below, as such date may be extended pursuant to
Section 2.2(a) above. Furthermore, except as provided in Section 2.2(a) above and Section 2.3(b) below, Landlord shall not have any liability whatsoever to Tenant on account of any such delay.

             (b)      Notwithstanding anything to the contrary set forth in
Section 2.3(a) above, in the event that Landlord's Work is not Finally Complete on or before August 1, 1997 then, except as otherwise provided below, Tenant, at its sole option, shall have the right to terminate this Lease by delivering written notice of the exercise of such right of termination to Landlord. Tenant's right to terminate this Lease in accordance with the provisions of this Section 2.3(b) may be exercised by Tenant only during the ten (10) day period commencing on August 2, 1997 and terminating at 5:00 p.m. on August 11, 1997 and if such right is not exercised by 5:00 p.m. on August 11, 1997, such right of termination shall lapse and expire and be of no further force and effect. In the event this Lease is terminated pursuant to this Section 2.3(b), this Lease shall be null and void and the parties shall be released and discharged from further liabilities, obligations or responsibilities hereunder and Landlord will return to Tenant all sums paid to Landlord in accordance with
Section 3.1 below. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to this Section 2.3(b) if any of the following provisions are applicable:

                             (i) if the delay in completion is a result of any of the reasons described in Section 9.4 below or Section 26.18 below or any other cause within Tenant's reasonable control; or

                             (ii) if the Landlord certifies in writing and in good faith to Tenant, on or before August 1, 1997 that Landlord's Work will be Finally Completed not later than August 15, 1997, except for punch list items, the completion of which will not substantially interfere with the normal conduct of Tenant's business, and long-lead time items.

             (c)      Notwithstanding anything to the contrary set forth in
Section 2.3(a) and 2.3(b) above, in the event that Landlord's Work is not substantially complete on or before August 15, 1997, except as otherwise provided in this Section 2.3(c), Tenant, at its sole option, shall have the right to terminate this Lease by delivering written notice of the exercise of such right of termination to Landlord. Tenant's right to terminate this Lease in accordance with the provisions of this Section 2.3(c) may be exercised by Tenant only during the ten (10) day period commencing on August 16, 1997 and terminating at 5:00 p.m. on August 25, 1997 and if such right is not exercised by Tenant by 5:00 p.m. on the August 25, 1997, such right of termination shall lapse and expire and be of no further force and effect. In the event this Lease is terminated pursuant to this Section 2.3(c), this Lease shall be null and void and the parties shall be released and discharged from further liabilities, obligations or responsibilities hereunder and Landlord will return to Tenant all sums paid to Landlord concurrently with the signing of this Lease pursuant to Section 3.1(a) hereof. Notwithstanding the foregoing, Tenant shall not have the right to terminate this Lease pursuant to this Section 2.3(c) if the delay in completion is a result of any of the reasons described in Section 2.3(b)(i) above.

     2.4 Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a written declaration setting for the Lease Commencement Date, the date upon which the Lease Term will expire, and the exact number of square feet of rentable area in the Building and the Premises. The form of such declaration is attached hereto as Exhibit E and made a part hereof.

     2.5 For purposes of this Lease, the term "Lease Year" shall mean each period of twelve (12) consecutive calendar months commencing on the first day of August and ending on July 31 of each calendar year during the Lease Term, except that the first Lease Year shall also include the period from the Lease Commencement Date to July 31, 1997.

                                  ARTICLE III
                                   BASE RENT

     3.1 Commencing on July 15, 1997 (the "Rent Commencement Date") and continuing throughout the remainder of the Lease Term, Tenant shall pay to Landlord as annual base rent for the Premises, without set off, deduction or demand, an amount equal to the product of Seventeen Dollars and Fifty-Five Cents ($17.55) multiplied by the total number of square feet of rentable area in the Premises, which amount shall be subject to annual adjustment as provided in Section 3.2 hereof. The annual base rent payable hereunder during each Lease Year shall be divided into equal monthly installments and such monthly installments shall be due and payable in advance on the first day of each month during such Lease Year. Concurrently with Tenant's execution and delivery of this Lease to Landlord, Tenant shall pay to Landlord Forty-Five Thousand Six Hundred Ninety-Eight Dollars and Seventy-Four Cents ($45,698.74), which sum shall be credited by Landlord toward the monthly installment of base rent due for the first full calendar month falling within the Lease Term after the Rent Commencement Date. If the Lease Term begins on a date other than on the first day of a month, rent from such date until the first day of the following month shall be prorated on a per diem basis at the base rate payable during the first Lease Year, and such prorated rent shall be payable in advance on the Lease Commencement Date.

     3.2     (a)      Commencing on the first (1st) day of the second (2nd)
Lease Year and on the first day of each and every Lease Year thereafter during the Lease Term, the annual base rent set forth in Section 3.1 hereof shall be adjusted (the "CPI Adjustment") to reflect increases in the cost of living in the following manner:

                      (1) The Revised Consumer Price Index for Urban Wage Earners and Clerical Workers, 1982-84 Base Year, All Items, Washington, DC-MD-VA Metropolitan Area (CPI-W), as published by the Bureau of Labor Statistics of the United States Department of Labor (herein referred to as the "Index"), which is published for the period that includes the month immediately preceding the first day of the Lease Year for which such CPI Adjustment is being made (herein referred to as the

                      "Adjustment Index"), shall be compared with the Index published for the period that includes the month immediately preceding the month in which the Lease Commencement Date occurs (herein referred to as the "Beginning Index"). If the Adjustment Index has increased over the Beginning Index, the percentage increase between the Beginning Index and the Adjustment Index shall be determined.

                      (2) The percentage increase determined in Step (1) above shall be multiplied by one hundred percent (100%). The resulting percentage shall then be multiplied by the annual base rent for the first Lease Year set forth in
                      Section 3.1 hereof to arrive at the amount of the increase in annual base rent for the Lease Year for which such adjustment is being determined.

                      (3) The CPI Adjustment determined in Step (2) above shall be added to the annual base rent for the first Lease Year set forth in Section 3.1 to arrive at the adjusted annual base rent payable for the Lease Year for which the adjustment is being made, which rent shall be payable in equal monthly installments in advance on the first day of each month of such Lease Year.

                      (4) Notwithstanding anything above to the contrary, in the event that the determination made in accordance with Steps (1)-(3) above results in a CPI adjustment for the second Lease Year or any subsequent Lease Year which is greater than three and one-half percent (3.5%) of the annual base rent payable for the immediately preceding Lease Year, then the CPI adjustment for the Lease Year for which such adjustment is being made shall be deemed to be an amount equal to three and one-half percent (3.5%) of the annual base rent payable for the immediately preceding Lease Year.

             (b) In no event shall the annual base rent payable during any Lease Year be less than the annual base rent payable hereunder during the immediately preceding Lease Year.

             (c) If the Index is changed so that a base year other than 1982-84 is used, the Index used herein shall be converted in accordance with the conversion factor published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index is discontinued or otherwise revised during the Lease Term, such other government index or computation with which it is replaced shall be used in order to obtain substantially the same result as would be obtained if the Index had not been discontinued or revised.

             (d) Promptly after the adjustment in the annual base rent is determined for each Lease Year, Landlord shall submit to Tenant a statement setting forth the amount of such adjustment and the computations by which it was determined. Since the actual increase in the annual base rent may not be determined until after the start of a new Lease Year, until the actual increase in the annual base rent is determined, Tenant shall make monthly payments of base rent during such Lease Year in an amount equal to the monthly installments of base rent that were payable during the preceding

Lease Year. Promptly after receipt of a statement from Landlord setting forth the actual increase in the monthly installments of base rent for such Lease Year, the difference between the actual monthly payments paid by Tenant and the actual amount of base rent determined to be owing for such months shall be determined. If the actual amount determined to be owing is greater than Tenant's actual payments, the deficiency shall be paid by Tenant together with the next monthly installment of base rent due hereunder.

     3.3 All rent shall be paid to Landlord in legal tender of the United States at the address to which notices to Landlord are to be given or to such other address as Landlord may designate from time to time by written notice to Tenant. If Landlord shall at any time accept rent after it shall come due and payable, such acceptance shall not excuse a delay upon subsequent occasions, or constitute or be construed as a waiver of any of Landlord's rights hereunder.


                                   ARTICLE IV
                                ADDITIONAL RENT

     4.1 An integral part of Landlord's leasing program for the Building involves the requirement that Tenant shall pay to Landlord the Tenant's proportionate share of the costs and expenses incurred each year in the operation of the Building as hereinafter set forth. For the purposes of this
Article IV, Tenant's proportionate share shall mean a fraction, in which the numerator is the rentable area of the Premises and the denominator is the rentable area of the Building.

     4.2 The costs and expenses (the "Expenses") for which Tenant shall be responsible to pay its proportionate share are defined as follows:

             (a) "Operating Expenses" shall mean and include those direct expenses necessary to operate and maintain the Building in a manner deemed reasonable and appropriate by Landlord and for the best interests of Tenant, including the following:

                   (i) all costs and expenses directly related to the Building for the removal of snow, ice, and debris, unless Tenant contracts directly for such services and pays the provider of such services directly therefor;

                   (ii) all costs and expenses, other than those of a capital nature (as defined by the Internal Revenue Service), incurred by Landlord to operate, repair, maintain and replace (v) the common area of the Building comprising approximately 1,700 square feet of rentable area, which amount is subject to adjustment pursuant to the provisions of Section 1.4 above, (w) the foundation, roof and exterior walls of the Building, (x) the utility service lines and other mechanical and electrical elements of the Building located in the common area thereof, (y) the driveways and parking areas adjacent to the Building, including the curbs, walkways and landscaping thereof, and (z) electricity for lighting the parking lot and other common areas of the Building;

                   (iii) reasonable management expenses arising out of the operation, use, or maintenance of the Building, including personnel costs of Landlord and the management fee; and

                   (iv) insurance against fire and other casualty, and liability insurance relating to the Building.

     Notwithstanding the foregoing, Operating Expenses shall not include:

                   (i) expenses for any capital repairs, replacements, or improvements, as defined by the Internal Revenue Service;

                   (ii) expenses for electricity or other utilities consumed by Tenant and paid for directly by Tenant to the appropriate utility provider(s);

                   (iii) expenses for which the Landlord is otherwise reimbursed or indemnified (either by an insurer, condemnor, or otherwise);

                   (iv) expenses incurred in leasing or procuring tenants (including, without limitation, lease commissions, advertising expenses, and expenses of renovating space for tenants);

                   (v) legal expenses arising out of the construction of the Building or the enforcement of any agreements affecting the Building;

                   (vi) interest or amortization payments on any mortgage or mortgages;

                   (vii) wages, salaries, or other compensation paid to any executive employee of Landlord;

                   (viii) repairs or replacements made to correct any defect in the design, materials or workmanship of the Building or to comply with any requirements of any governmental authority;

                   (ix) the costs of damage and repairs to the extent actually recovered under any warranty or insurance policy carried by Landlord in connection with the Building;

                   (x) damage and repairs necessitated by the negligence or wilful misconduct of Landlord or Landlord's employees, contractors or agents;

                   (xi) Landlord's general overhead expenses not related to the Building;

                   (xii) legal fees, accountant's fees and other expenses incurred in connection with disputes with tenants or other occupants of the Building or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building;

                   (xiii) costs incurred due to violation by Landlord or any other tenant of the Building of the terms and conditions of any lease;

                   (xiv) the costs of any service provided to other tenants of the Building to the extent Landlord is entitled to be reimbursed directly;

                   (xv) costs associated with revenue-generating public parking areas of the Building where fees are charged for the use of parking areas by the public and not by tenants of the Building;

                   (xvi) all costs associated with Americans With Disabilities Act compliance in all public areas and common areas of the Building and the Property; and

                   (xvii) building management fees in excess of fifty cents (.50) per rentable square foot of floor area in the Building.

                   (b) "Real Estate Taxes" shall mean and include (i) all real property taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building; (ii) any other present or future taxes or governmental charges which are imposed upon Landlord, or assessed against the Building and/or the land upon which it is situated, including, but not limited to, any tax levied on or measured by the rents payable by tenants in the Building which are in the nature of, or in substitution for, real property taxes; and (iii) all taxes which are imposed upon Landlord, and which are assessed against the value of any improvements to the Premises made by Tenant or any machinery, equipment, fixtures or other personal property of Tenant used therein. In no event shall "Real Estate Taxes" include income or gross receipts taxes imposed upon Landlord, except to the extent such taxes fall within clause (ii) of the above definition of Real Estate Taxes. Any taxes and assessments which are payable in installments without interest and penalty shall be deemed to be payable over the maximum period of installments permitted by the applicable taxing authority.

                   (c) "Utilities" shall mean and include any gas, electricity, water and sewer services provided to the Building during the term of this Lease and paid for by Landlord, but shall not include any utility services paid for directly by Tenant, or consumed and paid for directly by other tenants of the Building or the Park.

                   (d)       Notwithstanding anything to the contrary in this
Article IV, Tenant shall not be obligated to pay to Landlord increases of additional rent attributable to Controllable Expenses (as defined in the next sentence) which exceed six percent (6%), in the aggregate, of the amount of additional rent attributable to Controllable Expenses for the immediately preceding calendar year. For the purposes of this Section 4.2(d), Controllable Expenses are all Expenses other than Expenses incurred by Landlord which are attributable to (i) Real Estate Taxes, (ii) Utilities, (iii) snow removal, (iv) insurance and (v) major repairs to the Building and/or the adjacent parking areas serving the Building, which otherwise fall within the definition of Operating Expenses.

     4.3 Tenant shall pay to Landlord, as additional rent for the Premises, the Tenant's proportionate share of the Expenses incurred by Landlord in the operation of the Building during any calendar year falling entirely or partly within the Lease Term. Subject to the provisions of Section 1.4 above, for the purposes hereof, Tenant's proportionate share of such Expenses shall be fifty-eight and eighty-one-hundredths percent (58.81%), which is the proportion that the number of square feet of rentable area in the Premises (31,247) bears to the total number of square feet of rentable area in the Building (53,136); provided, however, that Tenant's proportionate share shall be adjusted, if necessary, at the time the number of square feet of rentable area in the Building and in the Premises are determined by Landlord's architect in accordance with the provision of Section 1.3 hereof.

     4.4 Tenant shall pay to Landlord, as additional rent for the Premises, Tenant's proportionate share of the Expenses incurred by Landlord in the operation of the Building during any calendar year falling entirely or partly within the Lease Term.

     4.5 Commencing on the Rent Commencement Date and on the first day of each month thereafter, Tenant shall make estimated monthly payments to Landlord on account of Tenant's proportionate share of the Expenses that are expected to be incurred during each calendar year falling entirely or partly within the Lease Term. The amount of such monthly payments shall be determined as follows: Commencing with the Rent Commencement Date and at the beginning of each calendar year thereafter, Landlord shall submit to Tenant a statement setting forth Landlord's reasonable estimate of the Expenses that are expected to be incurred during such calendar year and the computation of Tenant's proportionate share thereof. Provided that Tenant receives such statement at least thirty (30) days in advance, Tenant shall pay to Landlord on the first day of each month following receipt of such statement during such calendar year an amount equal to Tenant's proportionate share of the anticipated Expenses multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of months during such calendar year which fall within the Lease Term and follow the date of the foregoing statement. Within ninety (90) days after the expiration of each calendar year, Landlord shall submit to Tenant a statement, showing (i) Tenant's proportionate share of the Expenses actually incurred during the preceding calendar year, and (ii) the aggregate amount of the estimated payments made by Tenant on account thereof. If the aggregate amount of such estimated payments exceeds Tenant's actual liability for its proportionate share of such Expenses, then Landlord, in Landlord's sole discretion, either (a) shall credit the net overpayment against the next monthly installment of additional rent coming due under this lease or (b) shall pay to Tenant the net overpayment within thirty (30) days after it submits such certified statement to Tenant. If Tenant's actual liability for such Expenses exceeds the estimated payments made by Tenant on account thereof, then Tenant shall pay to Landlord the total amount of such deficiency within thirty (30) days after its receipt of the certified statement from Landlord.

The provisions of this paragraph shall survive the expiration or earlier termination of the Lease for a period of one year thereafter.

     4.6 Tenant's proportionate share of Expenses for any calendar year during the Lease Term shall be apportioned so that Tenant shall pay only that portion thereof for such year as fall within the Lease Term. This provision shall survive the expiration or earlier termination of the Lease for a period of one (1) year thereafter.

     4.7 Landlord agrees to retain the books and records substantiating the Expenses incurred in each calendar year for a period of at least one (1) year from the date Landlord submits a statement to Tenant. Tenant or its designee shall have the right, during business hours and upon reasonable prior notice, from time to time to inspect Landlord's books and records relating to Expenses, and/or to have such books and records audited at Tenant's expense by a certified public accountant designated by Tenant and approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed, except that any audit that discloses a discrepancy of more than five percent (5%) in the annual Expenses shall be at Landlord's expense. Any discrepancy shall be promptly corrected by a payment of any shortfall to Landlord by Tenant within thirty (30) days after the applicable audit, or by a credit against the next payment(s) of rent hereunder or (at Tenant's election) a refund of the overpaid amount within thirty (30) days, as may be applicable. In the event Tenant does not contest a statement of Expenses within six (6) months after it is rendered, such statement shall become binding and conclusive.

                                   ARTICLE V
                                SECURITY DEPOSIT

                            [INTENTIONALLY OMITTED]


                                   ARTICLE VI
                                USE OF PREMISES

     6.1 Tenant shall use and occupy the Premises solely for general office purposes and for use as a telephone call center and for no other use or purpose without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed provided that such other use or purpose is otherwise in compliance with the provisions of this Section 6.1 and would not, in Landlord's sole but reasonable discretion, impair the reputation of the Building and/or the Park as a high quality office/flex building and park. Tenant shall not use or occupy the Premises for any unlawful purpose or in any manner that will constitute waste, nuisance or unreasonable annoyance to Landlord or other occupants of the Park. Tenant shall comply with the provisions of the Declaration of Covenants attached hereto as Exhibit C. Tenant shall also comply with all present and future laws, ordinances (including zoning ordinances and the land use requirements), regulations, and orders of the County of Fairfax, Commonwealth of Virginia, and any other public or quasi-public authority having jurisdiction over the Premises, concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein, except to the extent that such compliance is expressly stated to be Landlord's obligation under this Lease.

     6.2 Tenant shall obtain, at its own expense, the certificate of occupancy or other governmental approvals which may be required for its occupancy of the Premises. It is expressly understood that if any present or future law, ordinance, regulation or order (collectively, "Legal Requirements") requires any other permit(s) for the Premises due to Tenant's particular use thereof, or Tenant's improvements or future alterations thereto, that Tenant will also obtain such permit(s) at Tenant's own expense. Further, Tenant will comply with all legal requirements which impose on Landlord or Tenant a duty relating to or arising as a result of the use, occupancy, or configuration of the Premises. Tenant shall promptly pay all fines, penalties and damages that may arise out of or be imposed on Landlord or Tenant because of Tenant's failure to comply with the provisions of this Section.

     6.3 Tenant shall pay any business, rent or other taxes that are now or hereafter levied upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business at the Premises, or Tenant's equipment, fixtures or personal property. In the event that any such taxes are enacted, changed, or altered so that any of such taxes are levied against Landlord or the mode of collection of such taxes is changed so that Landlord is responsible for collection or payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

     6.4 Tenant shall not generate, dispose of or maintain any toxic or hazardous substances in the Premises other than cleaning agents and other substances normally and customarily used by office tenants and which are not prohibited by applicable law and which Tenant shall store and shall use in accordance with applicable law.

                                  ARTICLE VII
                           ASSIGNMENT AND SUBLETTING

     7.1     (a)   Tenant shall not have the right to assign, transfer mortgage or otherwise encumber this Lease or its interest herein without first obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that Landlord may withhold its consent to any proposed assignment, transfer, mortgage or other encumbrance of this Lease, among other reasons, if (i) Tenant is in default under any provisions of this Lease, or (ii) Landlord determines, in its reasonable discretion, that the character of the proposed assignee or the nature of the activities to be conducted by such proposed assignee would adversely affect the other tenants of the Building, if any, or that the financial history or credit rating of the proposed assignee is unacceptable to Landlord. If Tenant is a partnership, a withdrawal or change whether voluntary, involuntary or by operation of law, of partners owning, individually or collectively, a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease and shall be subject to the foregoing provisions. If Tenant is a corporation, any dissolution, merger, consolidation or other reorganization of Tenant, or the sale or transfer of a controlling interest of the capital stock of Tenant, shall be deemed a voluntary assignment of this

Lease and subject to the foregoing provisions. However, the preceding sentence shall not apply to corporations the stock of which is traded through a national or regional stock exchange, or through a private internal stock exchange in connection with a scheme of employee-ownership, for example, such as that of Tenant's current parent company, Science Applications International Corporation, under which shares are widely-held and traded by employees of Tenant. Landlord agrees not to unreasonably withhold its consent to a public offering of the stock of Tenant. Any attempted assignment or transfer by Tenant of this Lease or its interest herein without Landlord's consent shall, at the option of Landlord, terminate this Lease; however, in the event of such termination, Tenant shall remain liable for all rent and other sums due under this Lease and all damages suffered by Landlord on account of such breach by Tenant.

     (b) In the event of any such assignment pursuant to this Section 7.1, Tenant shall remain fully liable as a primary obligor and principal for Tenant's obligations and responsibilities under this Lease, including without limitation, the payment of all rent and other charges required hereunder and the performance of all conditions and obligations to be performed under this Lease.

     7.2 Tenant shall not have the right to sublease (which term, as used herein, shall include any type of subrental arrangement and any type of license to occupy) all or any part of the Premises without first complying with the provisions of subsections (a) and (b) below:

             (a) Tenant shall have the right to sublease any portion or portions of the Premises, provided that Tenant obtains the prior written consent of Landlord to such proposed sublease, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord; provided, however, that Landlord may withhold its consent to any proposed sublease, among other reasons, if (i) Tenant is in default under any provisions of this Lease, or
(ii) Landlord determines, in its sole but reasonable discretion, that the character of the proposed subtenant or the nature of the activities to be conducted by such proposed subtenant would adversely affect the other tenants of the Building, if any, or that the financial history or credit rating of the proposed subtenant is reasonably unacceptable to Landlord. Notwithstanding the foregoing, Tenant shall in no event have the right to sublease the Premises, or any portion thereof, to more than three (3) subtenants at any one time, without Landlord's consent, not to be unreasonably withheld, conditioned or delayed.

             (b) In any case where Landlord's consent to assign or to sublease is required by this Lease, Tenant agrees to give Landlord at least fourteen
(14) days advance written notice of Tenant's intention to sublease a portion of the Premises, along with sufficient information about the proposed subtenant to enable Landlord to make the determination called for by subsection (b) above.

     7.3 The consent by Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from any and all liability for the performance of all covenants and obligations to be performed by Tenant under this Lease, nor shall the collection or acceptance of rent from any assignee, transferee or subtenant constitute a waiver or release of Tenant from any of its liabilities or obligations under this Lease. Landlord's consent to any assignment or subletting shall not be construed as relieving Tenant from the obligation of complying with the provisions of

Sections 7.1 or 7.2 hereof, as applicable, with respect to any subsequent assignment or subletting. For any period during which Tenant is in default hereunder, Tenant hereby assigns to Landlord the rent due from any subtenant of Tenant and hereby authorizes each subtenant to pay said rent directly to Landlord. Tenant further agrees to submit any and all instruments of assignment and sublease to Landlord for Landlord's prior written approval as to form and substance, which approval shall not be unreasonably withheld or delayed, but which instruments, as an express condition precedent to Landlord's prior approval, shall provide that (i) such sublease or assignment is subject and subordinate to this Lease in all respects, and to any amendments, modifications, renewals, extensions or expansions hereof, (ii) Tenant shall remain primarily liable as Tenant hereunder, (iii) such assignee or sublessee shall conduct a business in the Premises which is a permitted use pursuant to
Article VI of this Lease, (iv) in the case of an assignment, such assignee is bound by the terms and conditions of this Lease and assumes all of the obligations and liabilities of Tenant hereunder, (v) in the case of a sublease,
(x) Landlord is not, and will not become, a party to such sublease, (y) Landlord's consent to such sublease does not create a contractual relationship between Landlord and such sublessee, nor does it create any liability of Landlord to such sublessee, and (z) Landlord's consent to such assignment or sublease does not affect the obligations of Landlord or Tenant under this Lease, and (vi) Landlord's consent to such assignment or sublease shall not be construed to mean that Landlord has approved any plans or specifications for renovations to the Premises intended by such assignee or sublessee and that any such work to the Premises must be conducted in accordance with the terms of this Lease.

     7.4 If this Lease is or shall be assigned by Landlord to the holder of a mortgage against the Building as additional security for such mortgage loan, the consent of such holder (if required by the terms of the applicable loan documents) shall be required in addition to any consents by Landlord under the terms of this Article VII.

     7.5 (a) Notwithstanding the above restrictions on subletting and assignments and provided Tenant is not then in default under this Lease, Tenant shall have the right, without Landlord's prior written consent, to assign this Lease or to sublet all or any part of the Premises to (I) an "Affiliate of Tenant" (as hereinafter described) or (II) a "Parent of Tenant" (as hereinafter defined), provided (i) that such assignee or sublessee has a creditworthiness (e.g. assets and capitalization) and net worth (which shall be determined on a pro forma basis using generally accepted accounting principals consistently applied and using the most recent financial statements) reasonably acceptable to Landlord, (ii) that the conditions set forth in Section 7.3(i) - (vi) are fully satisfied, as determined by Landlord in its reasonable judgment, (iii) that the character of such person or entity and the nature of its activities on the Premises and in the Building will not adversely affect the Building as a first-class office/warehouse building, (iv) that the sublease with such person or entity is not a so-called "sham" transaction intended by Tenant to circumvent the provisions of this Article VII and (v) that Tenant provides Landlord with written notice of such assignment or sublease not less than ten
(10) days after the effective date of such assignment or sublease.

             (b) For purposes of this Section 7.5, an "Affiliate of Tenant" shall mean any corporation, association, trust or partnership (i) which Controls (as herein defined) Tenant or (ii) which is under the Control of Tenant through stock ownership or otherwise or
(iii) which is under common Control with Tenant. For the purposes hereof, a "Parent of Tenant" shall mean any corporation, association, trust or partnership (X) which Controls Tenant or (Y) which owns more than fifty percent (50%) of the issued and outstanding voting securities of Tenant. The terms "Control" or "Controls" as used in this Section 7.5 shall mean the power to directly or indirectly influence the direction, management or policies of Tenant or such other entity.

                                  ARTICLE VIII
                            MAINTENANCE AND REPAIRS

     8.1 Landlord shall keep and maintain the foundation, roof and exterior walls of the Building (specifically excluding the interior walls, doors, partitions, locks, door jambs, windows and glass in the Premises as well as all mechanical, plumbing, heating, air conditioning, sprinkler and electrical systems and utility service lines exclusively servicing the Premises and located therein), the plumbing and electrical systems to and from the Building and the driveways and parking areas adjacent to, and all common areas of, the Building in good condition and repair.

     8.2 (a) Tenant will keep and maintain the Premises and all fixtures and equipment located therein (specifically including the interior walls, doors, partitions, locks, door jambs, windows and glass in the Premises, as well as all mechanical, plumbing, heating, air conditioning, sprinkler, electrical systems, and utility service lines exclusively servicing the Premises and located therein) in clean, safe and sanitary condition, will take good care thereof and make all required repairs thereto, and will suffer no waste or injury thereto. At the expiration or other termination of the Lease Term, Tenant shall surrender the Premises, broom clean, in the same order and condition which they are in on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements or casualty excepted. Tenant shall, at its own expense, replace any broken or damaged glass windows, doors, locks, jambs and partition walls, and such replacement items shall be of the same quality and design as those initially installed by Landlord in the Premises.

             (b) Tenant shall maintain the heating, ventilating and air conditioning equipment (the "HVAC system") serving the Premises in good condition and repair, reasonable wear and tear and damage or destruction by fire or other casualty which Tenant is not obligated to repair excepted. Except as provided in subsections (c) and (d) below, Tenant shall repair or replace any damage or injury to the HVAC system serving the Premises. All maintenance and repairs made by Tenant shall be performed only by licensed contractors first approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall require its contractors to comply with Landlord's regulations regarding all work to be performed.

             (c) With specific reference to the HVAC system, Tenant is responsible to carry, with a reputable service company, a full service maintenance and repair contract on all component parts except the refrigeration compressors. This contract shall include, without limitation, substantially the following provisions:

             (i) Contractor will provide regularly (as required by industry custom) scheduled inspections for each component of the HVAC system, checking the operating efficiency of each, oiling and adjusting where necessary.

             (ii) Contractor will provide and install air filters as necessary in the Contractor's reasonable judgment.

             (iii) Contractor will provide complete inspection of all automatic temperature controls and their electronic components.

             (iv) Contractor will automatically correct all problems which could cause breakdowns in extreme weather.

             (v) Contractor will provide a full written report on the system's condition after each inspection; provided, however, the Contractor shall not be required to provide more than two reports in any twelve-month period.

             (vi)      Copies of all reports will be provided to Landlord.

     8.3 Except loss or damage recovered by Landlord under Landlord's insurance, and as otherwise provided in Article XVI hereof, and notwithstanding the provisions of Section 8.1 hereof, all injury, breakage and damage to the Premises or to any other part of the Building caused by any negligent act or omission or willful misconduct of Tenant, or of any agent, employee, subtenant or contractor of Tenant, shall be repaired by and at the sole expense of Tenant, except that Landlord shall have the right, at its option, to make such repairs and to charge Tenant for all reasonable costs and expenses incurred in connection therewith as additional rent hereunder. The liability of Tenant for such costs and expenses shall be reduced by the amount of any insurance proceeds which are received by Landlord on account of such injury, breakage or damage, or which would be received by Landlord had Landlord maintained the insurance coverages required to be maintained by Landlord under this Lease, whether or not Landlord has maintained such insurance coverages.

                                   ARTICLE IX
               CONSTRUCTION; TENANT IMPROVEMENTS AND ALTERATIONS

     9.1     (a)   Except as expressly provided elsewhere in this Lease, the
Premises shall be delivered to and accepted by Tenant in their present "as-is" condition. It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises, except as otherwise provided in Section 9.4 hereof.

             (b) All alterations, renovations, modifications and improvements which are made to the Premises pursuant to this Section 9.1: (i) shall be done in accordance with the space plan and construction drawings approved by Landlord, (ii) shall be subject to the provisions of Article IX and

Article XIII hereof and (iii) shall be made at Tenant's sole cost; provided, however, that Landlord agrees to provide Tenant with an improvement allowance (the "Tenant Improvement Allowance") in an amount equal to the product of Fifteen Dollars ($15.00) multiplied by the number of square feet of rentable area in the Premises. The Tenant Improvement Allowance shall be applied, as hereinafter set forth, to all "hard" and "soft" costs incurred in connection with the design, modification, alteration, renovation, construction and installation of the Tenant Improvements, as hereinafter defined, in the Premises, including, without limitation, any and all architectural, engineering and consulting fees and cabling and wiring fees in connection therewith. In the event the entire Tenant Improvement Allowance is not utilized by Tenant in connection with designing, renovating, altering and upgrading the tenant improvements in the Premises, such unused portion of the Tenant Improvement Allowance shall be applied against the initial installment(s) of annual base rent due with respect to the Premises pursuant to Article III hereof.

             (c)   Intentionally Omitted.

             (d) (i) Tenant shall make or cause to be made the alterations and improvements to the Premises and shall have its own space planner and architect prepare the plans, working drawings and specifications for such work. Tenant's space planner and architect shall prepare the plans, working drawings and specifications for such work. Tenant shall cause, or shall be responsible for, the preparation of such preliminary and final space plans for the Premises and all architectural, structural, electrical, plumbing and mechanical working drawings and other working drawings necessary for the construction and installation of the Tenant Improvements and alterations in and to the Premises ("Tenant's Plans"), at Tenant's sole cost and expense, subject to the Tenant Improvement Allowance. Landlord hereby acknowledges that Tenant has delivered the Tenant's Plans to Landlord. Tenant's Plans must conform to all Insurance Requirements, as defined in Section 9.2 below, in effect at the time this Lease is executed and with all applicable laws, statutes, rules, regulations and requirements of the Federal, Fairfax County and the Commonwealth of Virginia governments, including, without limitation, the ADA and with all Insurance Requirements, as defined in Section 9.2. The work shown on Tenant's Plans is referred to throughout this Article IX as the "Tenant Improvements." Tenant, if required to do so by Landlord, shall consult with Landlord's engineers and consultants, without charge therefor, in connection with the preparation of all architectural, structural, mechanical, plumbing and electrical working drawings for the Tenant Improvements.

                   (ii) Tenant's Plans shall be subject to Landlord's written approval prior to commencement of construction of the Tenant Improvements in the Premises. Any material changes or modifications that Tenant desires to make to such plans or working drawings shall also be subject to Landlord's prior written approval. Landlord agrees that it will not unreasonably withhold, delay or condition its approval of the Tenant's Plans for the construction of any Tenant Improvements or of any changes or modifications thereof; provided, however, that Landlord shall have sole and absolute discretion to approve or disapprove any improvements (i) that will be visible to the exterior of the Premises, (ii) which affect the structural integrity of the Building or of the mechanical, HVAC, sprinkler, life safety and other operating systems therein, or (iii) which would cause the overloading of the Building's electrical system or would require any material modifications thereto.

                   (iii) Landlord shall have no liability or responsibility for the work schedule for such Tenant Improvements to be constructed in the Premises.

                   (iv) In connection with the intended alterations and improvements to the Premises, Landlord agrees to pay Tenant's contractor, promptly upon Landlord's receipt of (I) invoices for work performed and materials supplied and (II) lien releases for the amount of the applicable invoice, up to the amount of the Tenant Improvement Allowance. Upon completion of the installation of the Tenant Improvements in the Premises, Tenant shall deliver to Landlord (A) a verification of the costs of the installation of the Tenant Improvements in the Premises from Tenant's contractor in the form of an AIA form of requisition or other form reasonably approved by Landlord, (B) final lien waivers furnished by Tenant's general contractor and its major subcontractors (that is, subcontractors furnishing labor or materials in excess of $10,000) with respect to the Tenant Improvements and (C) the certification by Landlord's architect or other representative designated by Landlord that the Tenant Improvements have been performed or supplied, which certifications (and any inspections required therefor) shall be made promptly by Landlord's architect or other representative.

                   (v) Tenant shall employ its own general contractor to construct and install the Tenant Improvements in the Premises, such general contractor to be subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed.

                   (vi) Prior to the commencement of the construction and installation of any Tenant Improvements in the Premises, Tenant shall provide Landlord with a certificate issued by Tenant's liability and property damage insurance carrier or carriers which shall certify that Tenant's insurance will be available to cover any loss, damage or injury to persons or property caused or occasioned by Tenant's contractor or the work to be done by Tenant's contractor in the Premises in an amount reasonably acceptable to Landlord up to Five Million Dollars ($5,000,000.00) and subject to any insurance coverage provided by Tenant's contractor.

                   (vii) Tenant shall be responsible for obtaining all governmental permits, licenses or approvals necessary to construct and install the Tenant Improvements in the Premises. Tenant agrees to comply with all terms and conditions of all such governmental permits, licenses and approvals. Copies of all permits and final inspection certificates shall be provided to Landlord as Tenant receives them from the issuing governmental authority.

                   (viii) All work done and materials furnished in connection with the construction and installation of the Tenant Improvements in the Premises shall be of good quality, shall be performed in a good and workmanlike manner, free from faults and defects and in accordance with Tenant's Plans as approved by Landlord, and shall be in compliance with all applicable laws and regulations. Tenant agrees to proceed, and to cause its architect and its contractor to proceed, diligently to complete the Tenant Improvements in the Premises as soon as practicable.

                   (ix) Landlord's architect or other representative designated by Landlord shall have the right to inspect Tenant's work in the Premises prior to any disbursement of the Tenant Improvement Allowance or at any other time reasonably requested by Landlord.

                   (x) Tenant shall be solely responsible to correct and repair any work or materials installed in the Premises by Tenant or Tenant's contractor that prove defective as a result of faulty workmanship or materials. Further, Tenant agrees that Landlord shall have no liability to Tenant whatsoever on account of any work performed or materials provided by Tenant or Tenant's contractor. Tenant agrees to indemnify and hold Landlord harmless from and against any and all costs, expenses, liens, claims, liabilities or damages based on or arising, directly or indirectly, by reason of any work performed or materials provided by Tenant or Tenant's contractor.

                   (xi) Tenant, and Tenant's contractor, shall conduct their work pursuant to this Lease in a manner which shall minimize disruption and inconvenience to other tenants in the Building and the Park. Public areas shall be kept reasonably clean at all times; debris shall be removed at the end of each work day; reasonable steps shall be taken to minimize dust and noise; and work shall be conducted only during normal working hours unless Landlord otherwise agrees in advance. Tenant shall promptly repair, at its sole expense, any damage done to the Building or the Property, to other premises in the Building, to any electrical, mechanical, HVAC, sprinkler, life safety and other operating systems within the Building or to the surface parking areas or other common areas appurtenant to the Building which are caused by or arise out of the work to be performed by Tenant under this Section 9.2(d).

                   (xii) Tenant shall provide Landlord, or cause its architect to provide Landlord, with a copy, on CADD computer discs, of the as-built drawings for the Tenant Improvements and with one (1) set of as-built construction drawings on mylar sepias, upon completion of the Tenant Improvements in the Premises.

                   (xiii) Tenant, and Tenant's contractor, shall observe all reasonable rules and regulations of Landlord relating to the construction of Tenant Improvements in the Premises, including, without limitation, (1) that the requirements of Industrial Risk Insurers, Herndon, Virginia, concerning fire protection be met and (2) other reasonable requirements of Landlord or its insurance carrier or consultant be satisfied. Such rules and regulations shall be communicated to Tenant in writing prior to commencement of Tenant's work in the Premises.

             (e)   Intentionally Omitted.

             (f) Tenant agrees to repair and correct any work or materials installed by Tenant or its contractor in the Premises pursuant to this Section 9.1, that prove to be defective as a result of faulty materials, equipment or workmanship and that appear within one (1) year of the date of substantial completion of the Tenant Improvements, provided, however that Tenant shall cause latent defects in work or materials installed by Tenant or its contractor in the Premises to be repaired and/or corrected, promptly after it receives notice of such latent defect from Landlord. Landlord shall not be responsible to repair or correct any defective work or material installed by Tenant or by any contractor other than Landlord's contractor or any work or materials that prove defective as a result of any act or omission of Tenant or any of its employees, guests, invitees, licensees, subtenants, customers, clients or other occupants of the Premises.

             (g)   Intentionally Omitted.

             (h)   Intentionally Omitted.

             (i) It is understood and agreed that Landlord will not make, and is under no obligation to make, any structural or other alterations, decorations, additions or improvements in or to the Premises, except as provided in Section 9.4 hereof.

     9.2 Tenant will not make or permit anyone to make any alterations, decorations, additions or improvements (hereinafter referred to collectively as "improvements"), structural or otherwise, in or to the Premises, including the initial improvements to be performed by Tenant prior to Tenant's taking occupancy of the Premises, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. When granting its consent, Landlord may impose any conditions it deems reasonably appropriate, including, without limitation, the approval by Landlord of plans and specifications, the approval by Landlord of the contractor or other persons who will perform the work, Tenant's obtaining all necessary permits and approvals for such work, and Tenant's obtaining, and providing Landlord with certificates of insurance evidencing, specified insurance. All improvements permitted by Landlord must conform to all rules and regulations established from time to time by the Underwriters' Association of the Commonwealth of Virginia and to all laws, regulations and requirements of the Federal, State, Fairfax County and Town of Herndon governments. Landlord's review and approval of any such plans and specifications and consent to the performance of work described therein shall not be deemed an agreement by Landlord that such plans, specifications and work conform with all applicable Legal Requirements and requirements of the insurers of the Building ("Insurance Requirements") nor deemed a waiver of Tenant's obligations under this Lease with respect to Legal Requirements and Insurance Requirements nor impose any liability or obligation upon Landlord with respect to the completeness, design sufficiency or compliance with Legal Requirements or Insurance Requirements of such plans, specifications and work. As a condition precedent to such written consent of Landlord, Tenant agrees to obtain and deliver to Landlord written, unconditional waivers of mechanic's and materialmen's liens against the Building and the land upon which it is situated from all proposed contractors, subcontractors, laborers and material suppliers for all work, labor and services to be performed and materials to be furnished in connection with improvements to the Premises. Upon completion of the work, Tenant shall provide Landlord with final release of lien forms from all major contractors, subcontractors, laborers and materials suppliers. If, notwithstanding the foregoing, any mechanic's or materialmen's lien is filed against the Premises, the Building and/or the land upon which it is situated, for work claimed to have been done for, or materials claimed to have been furnished to, the Premises, such lien shall be discharged by Tenant within ten (10) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by the filing of a surety bond in form and substance acceptable to Landlord. If Tenant shall fail to discharge any such mechanic's or materialmen's lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including reasonable attorneys' fees incurred in connection therewith) as additional rent payable with the next monthly installment of base rent falling due; it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the default of Tenant in not discharging such lien. It is understood and agreed that any improvements to the Premises shall be conducted on behalf of Tenant, and that Tenant shall be fully responsible therefor. It is further understood and agreed that in the event Landlord shall give its written consent to the making of any improvements to the Premises, such written consent shall not be deemed to be an agreement or consent by Landlord to subject its interest in the Premises, the Building or the land upon which it is situated to any mechanic's or materialmen's liens which may be filed in connection therewith. Upon completion of any improvements by Tenant, Tenant shall provide Landlord with accurate "as-built" plans showing the new work.

     9.3 Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any improvements to the Premises by Tenant or its employees, agents or contractors. If any improvements requiring Landlord's consent hereunder are made without the prior written consent of Landlord, Landlord, acting reasonably, shall have the right to remove and correct such improvements and restore the Premises to their condition immediately prior thereto, and Tenant shall be liable for all reasonable expenses incurred by Landlord in connection therewith. All improvements affixed to the Premises or the Building made by either party shall remain upon and be surrendered with the Premises as a part thereof at the end of the Lease Term, except that if Tenant is not in default under this Lease, Tenant shall have the right to remove, prior to the expiration of the Lease Term, all movable furniture, furnishings, trade fixtures and equipment installed in the Premises solely at the expense of Tenant. All damage and injury to the Premises or the Building caused by such removal shall be repaired by Tenant, at Tenant's sole expense. If such property of Tenant is not removed by Tenant prior to the expiration or termination of this Lease, the same shall become the property of Landlord and shall be surrendered with the Premises as a part thereof.

     9.4 Notwithstanding anything to the contrary in Section 9.1 above, on or before the Lease Commencement Date, Landlord, at its sole cost and expense, shall Substantially Complete the following work: (i) installation of a new roof on the Building, (ii) replacement of the heating, ventilation and air conditioning system serving the Building and (iii) installation of a two thousand (2,000) gallon fuel tank (the "Fuel Tank") in a location to be determined by Landlord, in its sole discretion, on the surface of the parking lot adjacent to the Building (collectively "Landlord's Work"). Landlord and Tenant agree to cooperate with each other in the scheduling of Landlord's Work so as not to delay the Substantial Completion of Landlord's Work and the Tenant Improvements in the Premises. Landlord's Work shall be performed in accordance with all applicable building and fire codes, regulations and ordinances. For the purposes of this
Section 9.4, Landlord's Work shall be deemed to be "Substantially Completed" on the date determined by Landlord's contractor in its professional judgement, except for the separation of electrical wiring and systems serving the Premises from the remainder of the Building electrical systems. Notwithstanding the foregoing, if Landlord is delayed in Substantial Completion or Final Completion, as applicable, of Landlord's Work due to delays caused by the actions or inactions of Tenant, its employees, agents, consultants, contractors or subcontractors, then, for the purposes of determining the Rent Commencement Date the Landlord's Work shall be deemed to have been Substantially Completed or Finally Completed, as applicable, on the date that the Premises would have been Substantially Completed or Finally Completed if such delay or delays had not occurred. In the event Tenant disputes the determination by Landlord's contractor that the Landlord's Work has been Substantially Completed or Finally Completed on the date which Landlord's contractor determines that the Landlord's Work was Substantially Completed or Finally Completed or would have been Substantially Completed or Finally Completed but for delays caused by Tenant, its employees, agents, consultants, contractors, or subcontractors, then Landlord and Tenant shall together promptly appoint an independent contractor to promptly determine such matter. In the event Landlord and Tenant are unable to agree on such independent contractor, then the parties shall request that the president of the American Arbitration Association appoint an independent contractor to determine such matter. The determination of the independent contractor shall be binding upon Landlord and Tenant.

                                   ARTICLE X
                        SIGNS, EQUIPMENT AND FURNISHINGS

     10.1 No sign, advertisement or notice referring to Tenant shall be inscribed, painted, affixed or otherwise displayed on any part of the exterior or the interior of the Building, except such areas as are designated by Landlord, and then only in such place, number, size, color and style as are approved by Landlord, in its reasonable judgment and in accordance with the applicable regulations of the County of Fairfax, Virginia. Landlord's signage specifications are attached hereto as Exhibit D. All of Tenant's signs that are approved by Landlord shall be installed and removed at the expiration or earlier termination of the Lease Term at Tenant's cost and expense. If any sign, advertisement or notice that has not been approved by Landlord, where such approval is required by this Lease, is exhibited or installed by Tenant, Landlord shall have the right to remove the same at Tenant's expense. Landlord shall have the right to prohibit any advertisement of or by Tenant which in its reasonable opinion tends to impair the reputation of the Building and, upon written notice from Landlord, Tenant shall immediately refrain from and discontinue any such advertisement. Landlord reserves the right to affix, install and display such signs, advertisements and notices on any part of the exterior or interior of the Building, (i) as may be required by applicable law and (ii) during the last six (6) months of the Lease Term, as Landlord may desire to advertise the Building for rent.

     10.2 Tenant shall not place or install in the Premises any safes, fixtures or other equipment which will exceed a load factor of two-hundred pounds (200 lbs.) per square foot on the first floor of the Premises. Any and all damage or injury to the Premises or the Building caused by moving the property of Tenant into or out of the Premises, or due to the same being in or upon the Premises, shall be repaired at the sole cost of Tenant. Tenant agrees to remove promptly from the parking areas or sidewalks adjacent to the Building any of Tenant's furniture, equipment or other material there delivered or deposited.

     10.3 Subject to the provisions of this Section 10.3, Landlord shall provide Tenant access to and the ability to use the 900KW "back-up" generator (the "Generator") for the Building. Tenant shall not be permitted to use or attach any system to the Generator unless (a) such system and the use and method of "hooking" such system up to the Generator conforms to plans, specifications and requirements for such system and method of attachment approved by Landlord in its reasonable judgment and (b) Tenant obtains and provides copies to Landlord of all necessary governmental permits and approvals for such system and its method of attachment to the Generator. Landlord shall have no liability or responsibility to Tenant whatsoever for any damage, loss, injury, compensation, claim or the like arising out of, resulting from or in anyway attributable to, directly or indirectly, any failure of the Generator or any system which Tenant elects to attach to the Generator. Landlord agrees that it shall give Tenant reasonable advance notice (at least 48 hours except no advance notice is required in an emergency), which notice may be verbal, of any anticipated shut down of the Generator for service, repairs or other reasons.

                                   ARTICLE XI
                             INSPECTION BY LANDLORD

     11.1 Tenant will permit Landlord, or its agents or representatives, to enter the Premises, without charge therefor to Landlord and without diminution of the rent payable by Tenant, (i) to examine, inspect and protect the Premises and the Building, (ii) to make such alterations and/or repairs as in Landlord's reasonable judgment may be required by law or be necessary to maintain the Building in good condition and repair, (iii) to comply with and carry out Landlord's obligations under this Lease, and (iv) to exhibit the same to prospective tenants during the last one hundred eighty (180) days of the Lease Term. In connection with any such entry, Landlord shall reasonably endeavor to minimize the disruption to Tenant's use of the Premises, shall give Tenant at least twenty-four (24) hours advance notice of such entry (except in the event of an emergency) and shall conduct such entry only during normal working hours (except in the event of an emergency).

                                  ARTICLE XII
                                   INSURANCE

     12.1 Tenant shall not conduct or permit to be conducted any activity, or place any equipment, inventory or other materials, in or about the Premises or the Building that will in any way increase the rate of fire insurance or other insurance on the Building. If any increase in the rate of fire insurance or other insurance is stated by any insurance company or by the applicable Insurance Rating Bureau to be due to any activity of Tenant or the placing of any equipment, inventory or other materials by or about the Premises or the Building, such statement shall be conclusive evidence that the increase in such rate is due to such activity or equipment and, as a result thereof, Tenant shall be liable for the amount of such increase. Tenant shall reimburse Landlord for such amount upon written demand from Landlord and such sum shall be considered additional rent payable hereunder.

     12.2 Throughout the Lease Term, Landlord shall insure the Building and the initial Tenant Improvements in the Premises against loss due to fire and other casualties included in standard extended coverage insurance policies, in an amount equal to at least ninety percent (90%) of the replacement cost thereof, exclusive of architectural and engineering fees, excavation, footings and foundations.

     12.3 Through the Lease Term, Tenant shall bear the risk of loss of the furnishings, trade fixtures, equipment and contents of the Premises due to fire and other casualties included in standard extended coverage insurance policies and shall have the right to insure against such loss. Landlord shall have no responsibility to insure against such loss.

     12.4 Throughout the Lease Term, Tenant shall insure the contents of the Premises, including all furnishings, trade fixtures, and equipment used or installed in the Premises by Tenant, and any other personal property of Tenant therein, against loss due to fire and other casualties included in standard extended coverage insurance policies in minimum amounts not less than the full replacement cost of Tenant's furnishings, trade fixtures, equipment and other personal property. Throughout the Lease Term, Tenant shall obtain and maintain comprehensive public liability insurance in a company or companies licensed to do business in the Commonwealth of Virginia and approved by Landlord. Such insurance shall be in minimum amounts of One Million Dollars ($1,000,000.00) per occurrence plus a general aggregate of Two Million Dollars ($2,000,000.00) for injury to persons and damage to property and shall be for a minimum term of one (1) year. In addition, each of said policies of insurance shall name Landlord and Boston Properties as managing agent of the office park, as additional insureds. If requested by the holder of any mortgage or deed of trust against the Building and communicated to Tenant in writing, the public liability policy referred to above shall also name such holder as an additional insured thereunder. Receipts or certificates evidencing payment of the premiums for such insurance shall be delivered by Tenant at least annually. Each such policy shall contain an endorsement prohibiting cancellation or reduction of coverage without first giving Landlord and the holder of any mortgage or deed of trust on the Building named as additional insured as aforesaid at least thirty (30) days' prior written notice of such proposed action.

     12.5 (a) Tenant hereby waives its right of recovery against Landlord and releases Landlord from any claim for property loss or damage arising out of losses, claims, casualties or other damages for which Landlord may otherwise be liable to the extent Tenant is either required to maintain insurance pursuant to this Article XII or receives insurance proceeds on account thereof. Each policy obtained by Tenant pursuant to the provisions of this Article XII shall include a waiver of the insurer's right of subrogation against Landlord, and shall contain an endorsement to the effect that any loss payable under such policy shall be payable notwithstanding any act or negligence of Landlord, or any agent, contractor or employee of Landlord, which might, absent such agreement, result in the forfeiture of payment for such loss.

             (b) Landlord hereby waives its right of recovery against Tenant and releases Tenant from any claim for property loss or damage for which Tenant may otherwise be liable arising out of losses, claims, casualties or other damages to the extent Landlord either receives insurance proceeds on account thereof or is required by this Lease to maintain such insurance. Each policy of insurance obtained by Landlord with respect to the Building shall include a waiver of the insurer's right of subrogation against Tenant and shall contain an endorsement to the effect that any loss payable under such policies shall be payable notwithstanding any act or negligence of Tenant, its agents, contractors or employees which might, absent such agreement, result in the forfeiture of payment for such loss.

                                  ARTICLE XIII
                          TENANT'S RESPONSIBILITIES

     13.1 Tenant shall be responsible for the payment for all utilities furnished to the Premises including, without limitation, gas, electric, water, sewer and telephone services. Landlord, at its expense, shall cause the Premises to be separately metered for the purpose of measuring electrical power furnished exclusively to the Premises. To the extent that the consumption of gas, water and sewer services are measured by a single meter or meters for such services for multiple tenants, Tenant shall pay only its proportionate share of the bill or bills for such services. For the purposes hereof, "Tenant's proportionate share" of the bill for any single metered utilities shall be the percentage determined in accordance with Section 4.3 hereof. Tenant shall have no responsibility for any excessive use of utilities by other tenants in the Building but shall be responsible for its own excessive use of such utilities. Tenant agrees to pay all applicable utility bills when due, or upon presentation thereof by Landlord and, further, agrees to indemnify and hold Landlord harmless from and against any claims made by any utility companies which arise from Tenant's use of such utilities or from Tenant's failure to pay any bill rendered for utilities furnished to the Premises.

     13.2 It is understood and agreed that Landlord shall not have any liability to Tenant whatsoever as a result of Landlord's failure or inability to furnish any of the utilities or services required to be furnished by Landlord under the terms of this Lease, whether resulting from breakdown, removal from service for maintenance or repairs, strikes, scarcity of labor or materials, acts of God, governmental requirements or from any other cause whatsoever. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of any rent payable hereunder.

     13.3 (a) Notwithstanding provisions of Section 13.2 to the contrary, if (i) Landlord fails or is unable to furnish the utilities or services which Landlord is required to provide or furnish pursuant to Section 13.1 hereof for a period of more than seven (7) consecutive business days, (ii) Landlord has not commenced or its not diligently pursuing curing such interruption or inability to furnish such utilities or services, (iii) such interruption is not the result or strikes, unavailability of parts or other materials, or any other cause beyond Landlord's reasonable control and (iv) such interruption materially impairs the use of the Premises by Tenant and provided that Tenant does not use the Premises for any purpose during the period any such interruption exists, then, Tenant shall be entitled to a pro rata abatement of rent beginning on the eighth (8th) business day that the Premises are unusable and continuing until the use of the Premises is restored to Tenant.

             (b) Landlord will use its commercially reasonable efforts (including, in Landlord's sole discretion, reasonable expenditures of money) to cause the prompt restoration of any interrupted utility services; further, should any equipment or machinery in the Building for which Landlord has responsibility pursuant to Article VIII hereof break down so as to render the Premises unusable by Tenant, Landlord shall promptly repair or replace it (subject to delays which result from strikes, unavailability of parts or other materials or other matters beyond Landlord's control).

     13.4 Tenant shall not perform any acts, carry on any activities or store any materials on the Premises which may damage the Premises, the Building, or the land upon which the Building is situated, or be a menace or nuisance to the other tenants in the Building, if any. Tenant shall not store or place any materials, crates, boxes, equipment, abandoned trailers or automobiles in or on the parking areas, access roads or landscaped area adjacent to the Building. Tenant shall keep the Premises clean at all times and shall store all trash, rubbish and debris within the Premises, or outside the Premises, in trash containers approved by Landlord.

     13.5 Tenant shall be responsible for its own trash removal and char and janitorial services.

     13.6 If Tenant, by its own act or neglect, or as a result of the act or neglect of any of its employees or agents, shall damage any portion of the Park, the Premises, the Building, or the land upon which it is situated, or shall fail to remove any trash or hazardous or noxious waste which requires special handling, Tenant shall reimburse Landlord for any additional costs to Landlord occasioned thereby excepting losses or damages for which Landlord is or is required to be insured under this Lease.

                                 ARTICLE XIV
                             LIABILITY OF LANDLORD

     14.1 Except as otherwise provided in Article XIII or Article XVI hereof, Landlord shall not be liable to Tenant, its employees, agents, business invitees, licensees, customers, clients, family members or guests for any damage, injury, loss, compensation or claim, including, but not limited to, claims for the interruption of or loss to Tenant's business, based on, arising out of or resulting from any cause whatsoever, including but not limited to the following: (i) repairs to any portion of the Premises or the Building; (ii) interruption in the use of the Premises; (iii) any accident or damage resulting from the use or operation (by Landlord, Tenant or any other person or persons) of elevators (if any), or of the heating, cooling, electrical or plumbing equipment or apparatus; (iv) the termination of this Lease by reason of the destruction of the Premises or the Building; (v) any fire, robbery, theft, mysterious disappearance and/or any other casualty; (vi) the actions of other tenants in the Building, if any, or of any other person or persons; and (vii) any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building;

provided, however, that Landlord shall not be released from liability pursuant to this Section 14.1 for personal injuries caused solely and directly by Landlord's or its agents' or employees' gross negligence or willful misconduct. Any goods, property or personal effects stored or placed by the Tenant or its employees in or about the Premises or Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. In no event shall Landlord have any liability to Tenant for any claims based on the interruption of or loss to Tenant's business or for any consequential damages or incidental losses whatsoever.

     14.2 Tenant hereby agrees to indemnify and hold Landlord harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorneys' fees and costs of litigation) suffered by or claimed by any third party against Landlord, directly or indirectly, based on, arising out of or resulting from (i) Tenant's use and occupancy of the Premises or the business conducted by Tenant therein, (ii) any accident, injury or damage whatsoever caused to any person, or to the property of any person, occurring on or about the Premises during the Lease Term, (iii) any act or omission to act by Tenant or its employees, contractors, agents, licensees, or invitees, or
(iv) any breach or default by Tenant in the performance or observance of its covenants or obligations under this Lease; provided that Tenant's obligations to indemnify and hold harmless Landlord pursuant to this Section 14.2 shall not include any costs, damages, claims, liabilities, or expenses suffered by or claimed against Landlord solely and directly based on, arising out of or resulting from any negligence or willful misconduct of Landlord or its agents or employees. In no event shall Tenant have any liability to Landlord for rental losses, beyond the amount of any commercially reasonable deductible, for which Landlord has obtained insurance or for any consequential damages or incidental losses whatsoever.

     14.3 Landlord hereby agrees to indemnify and hold Tenant harmless from and against all governmental or quasi-governmental fines and penalties, including without limitation clean-up costs, assessed against Tenant as a result of there being discovered to be present in, on, or under the Building and/or any other portion of the Park any toxic or hazardous wastes, substances or related materials (collectively, "Hazardous Materials"); provided that Landlord's obligation to indemnify and hold harmless Tenant pursuant to this Section shall not include any costs, damages, claims, liabilities, or expenses assessed against, suffered by or claimed against Tenant based on, arising out of or resulting from any act or omission of Tenant or its agents, employees, business invitees, licensees, customers, clients, family members, guests, subtenants or assignees. As used herein, Hazardous Materials shall include, but not be limited to, substances defined as "hazardous substances" or "toxic substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., Hazardous Materials Transportation Act, 49 U.S.C. Section 1802, the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq., and those substances similarly defined in the local and state laws of the Commonwealth of Virginia and the regulations adopted and publications promulgated pursuant to said laws.

     14.4 In the event that at any time Landlord shall sell or transfer the Building, provided the purchaser or transferee assumes the obligations of Landlord hereunder, the Landlord named herein shall not be liable to Tenant for any obligations or liabilities based on or arising out of events or conditions occurring on or after the date of such sale or transfer. Furthermore, Tenant agrees to attorn to any such purchaser or transferee upon all the terms and conditions of this Lease.

     14.5 In the event that at any time during the Lease Term Tenant shall have a claim against Landlord, Tenant shall not have the right to deduct the amount allegedly owed to Tenant from any rent or other sums payable to Landlord hereunder, it being understood that Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord, as provided in Section 18.8 hereof.

     14.6 Tenant agrees that in the event Tenant is awarded a money judgment against Landlord, Tenant's sole recourse for satisfaction of such judgment shall be limited to execution against Landlord's equity interest in the Building at the time of such execution. In no event shall Landlord or any partner of Landlord or any other person be held to have any personal liability for satisfaction of any claims or judgments that Tenant may have against Landlord.

     14.7 (a) Landlord hereby agrees to indemnify and hold Tenant harmless from and against all costs, damages, claims, liabilities and expenses (including reasonable attorney's fees and costs of litigation) suffered by or claimed against Tenant, directly or indirectly, based on, arising out of or resulting from (i) any accident, injury or damage whatsoever caused to any person, or the property of any person, on or about the common or public areas of the Building within Landlord's exclusive control during the Lease Term, (ii) Landlord's negligence or intentional, wrongful acts or failure to comply with applicable Legal Requirements or (iii) any breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease; except, to the extent such accident, injury, damage, failure, breach or default is a result of Tenant's or any of its agents, contractors or employees' negligence, misconduct or wrongful act or omission to act and except, further, that Landlord's obligation to indemnify Tenant pursuant to clauses (i), (ii) and (iii) of this Section 14.7(a), shall be applicable and shall be enforceable only to the extent that Tenant has suffered an actual and demonstrable loss directly caused by the breach or default by Landlord in the performance or observance of its covenants or obligations under this Lease or the negligence of Landlord or its employees; and provided, however, that in no event shall Landlord have any liability to Tenant for claims based on the interruption of or loss to Tenant's business or for any indirect losses or consequential damages whatsoever. Notwithstanding anything to the contrary in this Section 14.7(a) or elsewhere in this Lease, this Section 14.7(a) shall not apply to the holder of any mortgage or deed of trust secured by the Building if such holder acts as landlord under this Lease or otherwise owns or holds title to the Building by foreclosure or deed-in-lieu of foreclosure.

     (b) Throughout the Lease Term, Landlord shall obtain and maintain comprehensive public liability insurance in a company or companies licensed to do business in the Commonwealth of Virginia and reasonably approved by Tenant. Such insurance shall include contractual liability and shall be in minimum amounts of One Million Dollars ($1,000,000) per occurrence plus a general aggregate of Two Million Dollars ($2,000,000) for injury to persons and damage to property.

                                   ARTICLE XV
                             RULES AND REGULATIONS

     15.1 This Lease is made subject to the provisions of the Declaration of Covenants recorded in Deed Book 4108 at page 474, among the land records of Fairfax County, Virginia, as amended in Deed Book 4164 at page 291, Deed Book 5454 at page 810, Deed Book 5541 at page 702 and assigned in Deed Book 5455 at page 20. A copy of the Declaration of Covenants and said First Amendment are attached hereto as Exhibit C. Tenant agrees to observe and comply with all provisions of said Declaration of Covenants, as amended, which may be applicable to it.

     15.2 Tenant agrees to comply with and observe such reasonable rules and regulations pertaining to the use and occupancy of the Premises or the Building as may be promulgated hereinafter by Landlord (the "Rules and Regulations"). Tenant's failure to keep and observe said Rules and Regulations shall constitute a material breach of the terms of this Lease. Landlord reserves the right from time to time to amend or supplement said Rules and Regulations and to adopt and promulgate additional reasonable Rules and Regulations applicable to the Premises and the Building, and upon receipt thereof, Tenant agrees thereupon to comply with and observe any such additional, amended or supplemental Regulations; provided that such Rules and Regulations shall be applied and enforced by Landlord in a reasonable and non-discriminatory manner against all tenants of the Building.

                                  ARTICLE XVI
                             DAMAGE OR DESTRUCTION

     16.1 If, during the Lease Term, the Premises or the Building are totally or partially damaged or destroyed from any cause, thereby rendering the Premises totally or partially inaccessible or unusable, Landlord shall diligently (taking into account the time necessary to effectuate a satisfactory settlement with any insurance company involved) restore and repair the Premises and the Building to substantially the same condition they were in prior to such damage; provided, however, if in the reasonable judgment of Landlord (i) the repairs and restoration cannot be completed within ninety (90) days after the occurrence of such damage, including the time needed for removal of debris, preparation of plans and issuance of all required governmental permits, or (ii) if more than fifty percent (50%) of the Building is rendered inaccessible or unusable as a result of such damage, or (iii) the estimated cost of such restoration, as prepared by Landlord's architect, exceeds the amount of insurance proceeds available to Landlord for such restoration by more than ten percent (10%) of such amount, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination to Tenant within thirty (30) days after the occurrence of such damage. Notwithstanding the foregoing, Landlord shall not be entitled to terminate the Lease pursuant to this Section 16.1 if the damage or destruction was caused solely and directly by the act or omission of Landlord or its agents or employees. If this Lease is terminated as aforesaid, all rent payable hereunder shall be apportioned and paid to the effective date of the occurrence of such damage or destruction, and Tenant shall have no further rights or remedies as against Landlord pursuant to this Lease, or otherwise.

     16.2 If, within thirty (30) days after the occurrence of the damage or destruction described in Section 16.1, Landlord determines in its reasonable discretion that the repairs and restoration cannot be completed within one hundred twenty (120) days after the date of such damage or destruction but that Landlord does not elect to terminate this Lease pursuant to Section 16.1, then Landlord shall promptly notify Tenant of such determination. For a period continuing through the fifteenth (15th) day after receipt of such notice, Tenant shall have the right to terminate this Lease by providing written notice thereof to Landlord, and the Lease Term shall end on the date of the giving of such notice as if such date were the date originally provided herein as the end of the Lease Term. If Tenant does not elect to terminate this Lease within such period, and provided Landlord does not elect to terminate this Lease, then Landlord shall proceed to repair and restore the Premises and the Building. Notwithstanding any of the foregoing to the contrary, Tenant shall not have the right to terminate this Lease if the act or omission of Tenant or any of its employees, agents, licensees or subtenants shall have caused the damage or destruction.

     16.3 If this Lease is not terminated in accordance with the provisions of Sections 16.1 or 16.2, and provided that such damage was not caused by the act or omission to act of Tenant, or any of its employees, agents, licensees, subtenants, invitees, customers, clients, family members or guests, until the repair and restoration of the Premises is completed Tenant shall be required to pay base rent and additional rent only for that part of the Premises that Landlord and Tenant mutually agree, in their reasonable judgment, that Tenant is able to use (as such use is contemplated by this Lease) while repairs are being made, based on the ratio that the amount of usable rentable area bears to the total rentable area in the Premises. Landlord shall bear the costs and expenses of repairing and restoring the Premises, except that if such damage or destruction was caused by the negligent act or omission to act or willful misconduct of Tenant, or any of its employees, agents, licensees, subtenants or invited guests, upon written demand from Landlord, Tenant shall pay to Landlord the amount by which such costs and expenses exceed the insurance proceeds, if any, received by Landlord on account of such damage or destruction or which Landlord would have received had Landlord maintained the insurance required by this Lease, where Landlord has failed to maintain such insurance.

     16.4  If Landlord repairs and restores the Premises as provided in this
Article XVI, Landlord shall not be required to repair or restore any decorations, alterations or improvements to the Premises previously made by or at the expense of Tenant or any trade fixtures, furnishings, equipment or personal property belonging to Tenant except the initial Tenant Improvements contemplated herein and any other improvements to the Premises which are required hereunder to be insured by Landlord. It shall be Tenant's sole responsibility to repair and restore all such items which are not the Landlord's responsibility hereunder.

                                  ARTICLE XVII
                                  CONDEMNATION

     17.1 If the whole or any part of the Premises, or the use or occupancy of the Premises, shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose including a sale thereof under threat of such a taking), then this Lease shall terminate on the date title thereto vests in such governmental or quasi-governmental authority, and all base rent and additional rent payable hereunder shall be apportioned as of such date. If such condemnation or taking shall not be of any portion of the Premises but shall result in a taking of twenty-five percent (25%) or more of the parking areas adjacent to the Building, then either Landlord or Tenant shall have the option, upon written notice to the other given within thirty (30) days after it receives notice of the condemnation or taking, to terminate this Lease.

     17.2 All awards, damages and other compensation paid by the condemning authority on account of such taking or condemnation (or sale under threat of such a taking) shall belong to Landlord, and Tenant hereby assigns to Landlord all rights to such awards, damages and compensation. Tenant agrees not to make any claim against the Landlord or the condemning authority for any portion of such award or compensation attributable to damages to the Premises, the value of the unexpired term of this Lease, the loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the condemning authority for the value of furnishings, equipment and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim does not in any way diminish the award or compensation payable to or recoverable by Landlord in connection with such taking or condemnation.

                                 ARTICLE XVIII
                                    DEFAULT

     18.1 The occurrence of any of the following shall constitute a default by Tenant under this Lease:

             (a) If Tenant shall fail to pay any installment of base rent or additional rent when due and such failure shall continue uncured for a period of ten (10) days after Landlord notifies Tenant in writing of such failure; provided, however, that after Landlord has given Tenant two (2) such written notices in any twelve (12)-month period, Tenant shall be in default if any payment of base rent or additional rent during such twelve (12)-month period is not made within ten (10) days after such payment is due (without the necessity of any notice being sent by Landlord).

             (b) If Tenant shall fail to pay when due any other payment required by this Lease (other than base rent or additional rent), and such failure shall continue for a period of twenty (20) days after Landlord notifies Tenant, in writing, of such failure.

             (c) If Tenant shall violate or fail to perform any other term, condition, covenant or agreement to be performed or observed by Tenant under this Lease and such violation or failure shall continue uncured for a period of thirty (30) days after Landlord notifies Tenant in writing of such failure. If such violation or failure is not capable of being cured within such thirty
(30)-day period, Tenant shall not be deemed to be in default hereunder if Tenant commences curative action within such thirty (30)-day period and proceeds diligently and in good faith thereafter to cure such violation or failure until completion.

             (d) If Tenant shall vacate or abandon the Premises for ten (10) consecutive days and rent shall concurrently be in arrears.

             (e)  An Event of Bankruptcy as defined in Article XIX hereof.

     18.2 If Tenant shall be in default under this Lease, including without limitation a default prior to the Lease Commencement Date, Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession, and take possession of the Premises. The provisions of this
Article XVIII shall operate as a notice to quit, and Tenant waives any other notice to quit or notice of Landlord's intention to re-enter the Premises or terminate this Lease. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the Commonwealth of Virginia, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything contained in this Lease on the part of Landlord to be done and performed shall cease without prejudice, however, to the right of Landlord to recover from Tenant all rent and other sums due under this Lease. Whether or not this Lease and/or Tenant's right of possession is terminated by reason of Tenant's default, Landlord shall have the right to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion. Landlord agrees to use reasonable efforts to relet the Premises for such rent and upon such terms as are not unreasonable under the circumstances, and if the full rental provided herein plus the costs, expenses and damages hereafter described shall not be realized by Landlord, Tenant shall be liable for all damages sustained by Landlord, including, without limitation, deficiency in base rent and additional rent, reasonable attorneys' fees, brokerage fees, and the commercially reasonable expenses of placing the Premises in rentable condition consistent with the condition of the Premises on the Rent Commencement Date. Tenant expressly acknowledges that Landlord's agreement to use reasonable efforts to relet the Premises shall in no event limit, restrict or prejudice in any way Landlord's and Landlord's affiliates' and agents' rights to lease other space in the Park prior to reletting the Premises. In addition, Landlord shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or any failure to collect any rent due or accrued upon such reletting, to the end and intent that Tenant may be liable for the base rent, additional rent, and any and all other items of cost and expense which Tenant shall have been obligated to pay throughout the remainder of the Lease Term. Any damages or loss of rent sustained by Landlord may be recovered by Landlord, at Landlord's option, at the time of the reletting, or in separate actions, from time to time, as said damage shall have been made more easily ascertainable by successive relettings, or, at Landlord's option, may be deferred until the expiration of the Lease Term, in which event Tenant hereby agrees that the cause of action shall not be deemed to have accrued until the date of expiration of the Lease Term. The provisions contained in this Section 18.2 shall be in addition to and shall not prevent the enforcement of any claim Landlord may have against Tenant for anticipatory breach of this Lease.

     18.3 All rights and remedies of Landlord set forth herein are in addition to all other rights and remedies available to Landlord at law or in equity.
All rights and remedies available to Landlord hereunder or at law or in equity are expressly declared to be cumulative. The exercise by Landlord of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. No delay in the enforcement or exercise of any such right or remedy shall constitute a waiver of any default by Tenant hereunder or of any of Landlord's rights or remedies in connection therewith. Landlord shall not be deemed to have waived any default by Tenant hereunder unless such waiver is set forth in a written instrument signed by Landlord. If Landlord waives in writing any default by Tenant, such waiver shall not be construed as a waiver of any covenant, condition or agreement set forth in this Lease except as to specific circumstances described in such written waiver.

     18.4 If Landlord shall institute proceedings against Tenant and a compromise or settlement thereof shall be made, the same shall not constitute a waiver of default or of any other covenant, condition or agreement set forth herein, nor of any of Landlord's rights hereunder. Neither the payment by Tenant of a lesser amount than the installments of base rent, additional rent or of any sums due hereunder nor any endorsement or statement on any check or letter accompanying a check for payment of rent or other sums payable hereunder shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or other sums or to pursue any other remedy available to Landlord. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. No re-entry by Landlord, and no acceptance by Landlord of keys from Tenant, shall of itself be considered an acceptance of a surrender of this Lease.

     18.5 If Tenant defaults in the making of any payment or in the doing of any act herein required to be made or done by Tenant, then Landlord may, but shall not be required to, make such payment or do such act. If Landlord elects to make such payment or do such act, all costs and expenses incurred by Landlord, plus interest thereon at the rate per annum which is two percent (2%) higher than the publicly announced "prime rate" then being charged by The Riggs National Bank of Washington, D.C., from the date paid by Landlord to the date of payment thereof by Tenant, shall constitute additional rent hereunder and shall be immediately paid by Tenant to Landlord; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. The taking of such action by Landlord shall not be considered as a cure of such default by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such default.

     18.6 If Tenant fails to make any payment of base rent or of additional rent on or before the date such payment is due and payable, and shall fail to make such payment within three (3) days of the date on which Landlord notifies Tenant in writing, which written notice shall be required only in the case of the first such late payment in any twelve (12) month period, Tenant shall pay to Landlord a late charge of five percent (5%) of the amount of such payment. In addition, such payment shall bear interest at the rate per annum which is two percent (2%) higher than the publicly announced "prime rate" then being charged by The Riggs National Bank of Washington, D.C., from the date such payment became due to the date of payment thereof by Tenant; provided, however, that nothing contained herein shall be construed as permitting Landlord to charge or receive interest in excess of the maximum rate then allowed by law. Such late charge and interest shall constitute additional rent due and payable hereunder with the next installment of base rent due hereunder.

     18.7 Landlord shall be in default under this Lease if it fails to perform any of its obligations hereunder and such failure continues for twenty
(20) days after Landlord has received written notice from Tenant specifying such failure; provided, however, that if the failure is not susceptible to cure within said twenty (20) day cure period, the period for such cure shall extend for the period necessary to permit Landlord to cure the failure exercising reasonable diligence. If the failure is not cured within such twenty (20) day period to cure, as it may be extended, Tenant, subject to the provisions of
Section 20.3 hereof, may take such actions as are reasonably necessary to cure the failure and Landlord shall promptly reimburse Tenant for the actual and reasonable cost of curing such failure, together with any reasonable costs and attorneys' fees, if any, actually incurred by Tenant in the exercise of its rights hereunder.

                                  ARTICLE XIX
                                   BANKRUPTCY

     19.1  The following shall be an Event of Bankruptcy under this Lease:

             (a) Tenant's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or territory of the United States (the "Insolvency Laws");

             (b) The appointment of a receiver of custodian for any or all of Tenant's property or assets, or the institution of a foreclosure action upon any of Tenant's real or personal property;

             (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Laws;

             (d) The filing of an involuntary petition against Tenant as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not discussed within thirty (30) days of filing or (ii) results in the issuance of an order or relief against the debtor; or

             (e) Tenant's making or consenting to an assignment for the benefit of creditors or a common law composition of creditors.

     19.2 (a) Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available to Landlord pursuant to Article XVIII, provided that while a case in which Tenant is the subject debtor under the Bankruptcy Code is pending and only for so long as Tenant or its Trustee in Bankruptcy (hereinafter referred to as "Trustee") is in compliance with the provisions of

Section 19.2(b), (c) and (d) below, Landlord shall not exercise its rights and remedies pursuant to Article XVIII.

             (b) In the event Tenant becomes the subject debtor in a case pending under the Bankruptcy Code, Landlord's right to terminate this Lease pursuant to Section 19.2(a) shall be subject to the rights of Trustee to assume or assign this Lease. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (i) cures all defaults under this Lease,
(ii) compensates Landlord for monetary damages incurred as a result of such defaults, and (iii) provides adequate assurance of future performance on the part of Tenant as debtor in possession or on the part of the assignee tenant.

             (c) Landlord and Tenant hereby agree in advance that adequate assurance of future performance, as used in Section 19.2(b) above, shall mean that all of the following minimum criteria must be met: (i) Tenant's gross receipts in the ordinary course of business during the thirty (30) day period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (ii) both the monthly average and median of Tenant's gross receipts in the ordinary course of business during the six month period immediately preceding the initiation of the case under the Bankruptcy Code must be at least two (2) times greater than the next monthly installment of annual base rent and additional rent due under this Lease; (iii) Tenant must pay its estimated pro rata share of the cost of all services provided by Landlord (whether or not previously included as a part of the annual base rent) in advance of the performance or provision of such services; (iv) Trustee must agree that Tenant's business shall be conducted in a first-class manner and that no liquidating sales, auctions or other non-first-class business operations shall be conducted on the Premises; (v) Trustee must agree that the use of the Premises as stated in this Lease will remain unchanged and that no prohibited use shall be permitted; (vi) Trustee must agree that the assumption or assignment of this Lease will not violate or affect the rights of other tenants in the Office Complex; (vii) Trustee must pay to Landlord at the time the next monthly installment of annual base rent is due under this Lease, in addition to such installment of annual base rent and additional rent due under this Lease for the next six (6) months under this Lease, said amount to be held by Landlord in escrow until either Trustee or Tenant defaults in its payment of rent or other obligations under this Lease (whereupon Landlord shall have the right to draw on such escrowed funds) or until the expiration of this Lease (whereupon the funds shall be returned to Trustee or Tenant); and (viii) Tenant or Trustee must agree to pay to Landlord at any time Landlord is authorized to and does draw on the escrow amount to the original level required by Section 19.2(c)(iii).

             (d) In the event Tenant is unable to (i) cure its defaults, (ii) reimburse Landlord for its monetary damages, (iii) pay the rent due under this Lease and all other payments required of Tenant under this Lease on time (or within five (5) days of the due date), or (iv) meet the criteria and obligations imposed by Section 19.2(c) above, Tenant agrees in advance that it has not met its burden to provide adequate assurance of future performance and this Lease may be terminated by Landlord in accordance with Section 19.2(a) above.

                                   ARTICLE XX
                            SUBORDINATION; MORTGAGES

     20.1 This Lease is subject and subordinate to the lien of any and all mortgages (which term "mortgages" shall include both construction and permanent financing and shall include deeds of trust and similar security instruments) which may now or hereafter encumber the Building, and to all and any renewals, extensions, modifications, recastings or refinancings thereof. This Lease shall also be subject and subordinate to (a) any new first mortgage that hereafter may encumber the Building and (b) any second or junior mortgages that hereafter may encumber the Building, provided that the holder of the first mortgage consents to the subordination. At any time after the execution of this Lease, the holder of any mortgage to which this Lease is subordinate shall have the right to declare this Lease to be superior to the lien of such mortgage, and Tenant agrees to execute all documents required by such holder in confirmation thereof.

     20.2 In confirmation of the foregoing subordination, Tenant shall, at Landlord's request, promptly execute and deliver any requisite or appropriate certificate or other document. Tenant agrees that neither the institution of any suit, action or other proceeding by the holder of any mortgage on the Building to realize upon such mortgage holder's interest in the Building, nor any sale of the Building pursuant to the provisions of the Deed of Trust in favor of such mortgage holder, shall by operation of law or otherwise, result in the cancellation or termination of this Lease or of the obligations of Tenant hereunder and that Tenant shall attorn to the purchaser at such foreclosure sale, if requested to do so by such purchaser, and shall recognize such purchaser as the landlord under this Lease. Tenant further agrees that for the purposes of this Section 20.2, the term "purchaser" or "purchaser at a foreclosure sale" shall mean, without limitation, a purchaser at a foreclosure sale affecting the Building or the holder of any mortgage on the Building. Tenant agrees that upon such attornment, such purchaser shall not (a) be bound by any rent credits or payments of annual base rent or additional rent for more than one (1) month in advance, except payments of annual base rent made pursuant to the requirements of Section 3.1(a) hereof, (b) be bound by any amendment of this Lease made without the consent of any lender providing permanent financing for the Building if required by the terms of such Lender's loan documents, (c) be liable for damages for any act or omission of any prior landlord; or (d) be subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord's interest under this Lease, such purchaser shall perform in accordance with the terms of this Lease all obligations of Landlord arising after the date such purchaser acquires title to the Building. Upon request by such purchaser, Tenant shall execute and deliver an instrument or instruments confirming its attornment.

     20.3 (a) After receiving notice from any person, firm or other entity that it holds a mortgage, deed of trust or a ground lease on the Building, or the land on which the Building is situated, no notice from Tenant to Landlord alleging any default by Landlord shall be effective unless and until a copy of the same is given to such holder, Trustee, or ground lessor; provided, however, that Tenant shall have been furnished with the name and address of such holder, Trustee or ground lessor. The curing of any of Landlord's defaults by such holder, Trustee or ground lessor shall be treated as performance by Landlord.

             (b) In addition to the time afforded the Landlord for the curing of any default, any such holder, Trustee, or ground lessor shall have an additional thirty (30) days after the expiration of the period allowed to the Landlord for the cure of any such default within which to commence a cure.

             (c) In the event that any lender providing construction or permanent financing or any refinancing for the Building requires, as a condition of such financing, that modifications to this Lease be obtained, and provided that such modifications (i) are reasonably acceptable to Tenant, (ii) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (iii) do not increase the rent and other sums to be paid by Tenant hereunder, Landlord may submit to Tenant a written amendment to this Lease incorporating such required changes, and Tenant hereby covenants and agrees to respond to Landlord's request within ten (10) days of Tenant's receipt thereof.

             (d) Landlord shall use its reasonable efforts to obtain from any future ground lessor or future holder of any mortgage or deed of trust on the Building a non-disturbance agreement on such lessor's or holder's standard form in favor of Tenant to the end and intent that as long as Tenant pays all rent when due and punctually observes all other covenants and obligations on its part to be observed under the Lease, the terms and conditions of this Lease shall continue in full force and effect and Tenant's possession, use and occupancy of the Premises shall not be disturbed during the term of this Lease by the holder of such mortgage or deed of trust or by any purchaser upon foreclosure of such mortgage or deed of trust. Landlord represents to Tenant that as of the date of this Lease neither the Building nor the land upon which it is situated is encumbered by a mortgage or deed of trust. Landlord shall notify Tenant of the name and address of any future holder of a mortgage or deed of trust secured by the Building, promptly after such mortgage or deed of trust is recorded among the land records of Fairfax County, Virginia.

     20.4 Notwithstanding any other provision of this Lease, in particular this Article XX, this Lease shall not be subordinate to, and Tenant shall not subordinate its interest in this Lease nor be required to execute further instruments of subordination in favor of, the interest of any holder(s) of any lien, mortgage, deed of trust or other encumbrance which may in the future, after the execution of this Lease, affect the Building or the Property, unless the holder of such lien, mortgage, deed of trust or other encumbrance (the "Mortgagee") shall execute and deliver to Tenant a non-disturbance agreement in such Mortgagee's usual, but reasonable, form, providing that so long as Tenant is not in default under the terms and provisions of this Lease, Tenant's interest in the Lease and possession of the Premises shall not be disturbed by any foreclosure sale or other action by the Mortgagee or its successors in title or interest, as mortgagee-in-possession or otherwise.

                                  ARTICLE XXI
                                  HOLDING OVER

     21.1 In the event that Tenant shall not immediately surrender the Premises on the date of the expiration of the Lease Term, Tenant shall become a tenant by the month at one hundred twenty-five percent (125%) of the base rent and all additional rent in effect during the last month of the Lease Term.
Said monthly tenancy shall commence on the first day following the expiration of the Lease Term. As a monthly tenant, Tenant shall be subject to all the terms, conditions, covenants and agreements of this Lease. Tenant shall give to Landlord at least thirty (30) days' written notice of any intention to vacate the Premises, and Tenant shall be entitled to thirty (30) days' written notice to quit the Premises, unless Tenant is in default hereunder, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days' notice to quit being hereby expressly waived. Notwithstanding the foregoing provisions of this Section 20.1, in the event that Tenant shall hold over after the expiration of the Lease Term, and if Landlord shall desire to regain possession of the Premises promptly at the expiration of the Lease Term, then at any time prior to Landlord's acceptance of rent from Tenant as a monthly tenant hereunder, Landlord, at its option, may forthwith re-enter and take possession of the Premises without process, or by any legal process in force in the Commonwealth of Virginia.

                                  ARTICLE XXII
                   COVENANTS AND REPRESENTATIONS OF LANDLORD

     22.1 Landlord covenants that it is the fee owner of the Building and the land on which it is situated and, except for mortgages now or hereafter placed against the said land or Building by Landlord in accordance with the provisions of Article XIX hereof, the said land and Building are free and clear of all leases, tenancies, mortgages, liens or encumbrances except as set forth in this Lease. Landlord covenants that it has the right to make this Lease for the term aforesaid, and that if Tenant shall pay all rent when due and punctually perform all the covenants, terms, conditions and agreements of this Lease to be performed by Tenant, Tenant shall, during the term hereby created, freely, peaceably and quietly occupy and enjoy the full possession of the Premises without molestation or hindrance by any person whatever claiming an interest in the Premises prior or superior to Tenant's, subject to the provisions of
Section 20.2 hereof. Tenant acknowledges and agrees that its leasehold estate in and to the Premises vests on the date this Lease is executed, notwithstanding that the Lease Term will not commence until a future date.

     22.2 Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (i) if required by applicable law in Landlord's reasonable judgment, to change the street address and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building; and (ii) to erect, use and maintain pipes and conduits in and through the Premises. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant's use or occupancy of the Premises.

     22.3 To the best of Landlord's actual knowledge as of the date of this Lease, no independent or professional investigation or additional inquiry having been performed or relied on by Landlord, (i) no Hazardous Materials, as hereinafter defined, are located on or about the Property nor has Landlord, during its period of ownership of the Property, used the Property for the storage, manufacture or disposal of Hazardous Materials and (ii) during the period of Landlord's ownership of the Property, the Property has never been listed by the Commonwealth of Virginia or by any agency of the Federal government, as containing any oil, hazardous waste, hazardous material, chemical waste, or other toxic substance. For the purposes of this Agreement, "Hazardous Materials" shall mean "hazardous substance," "hazardous waste" and "hazardous material" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1984, 42 U.S.C. Section 9601 et. seq., as amended, the Resource Conservation and Recovery Act of 1976, amended and the Hazardous and Solid Waste Amendment of 1984, as amended, the regulations adopted pursuant thereto and any other federal, state and local law, statute or ordinance or any court or administrative decree or any private agreement with any governmental authority pertaining to hazardous or toxic materials, substances, pollutants, contaminants or waste.

     22.4 Landlord represents that on the Lease Commencement Date, to the best of its actual knowledge, the common and public areas of the Building within Landlord's exclusive control shall comply with and not be in violation of any municipal, county, state, federal and other applicable government authorities, including, without limitation, the Americans with Disabilities Act of 1990. Landlord shall be responsible for the continuous compliance of the common areas of the Building with the mandatory requirements of such laws throughout the Lease Term.

                                 ARTICLE XXIII
                                    PARKING

     23.1    (a)   During the Lease Term, Landlord shall provide, at no charge to Tenant, unassigned parking spaces in the parking lot immediately adjacent to the Building for use by Tenant, its guests, invitees and employees in an amount equal to four (4) spaces for every one thousand (1,000) square feet of rentable area in the Premises. Tenant accepts said parking area in its "as is" condition as of the date hereof.

             (b) Included among the parking spaces described in subsection (a) above, Landlord will provide Tenant with reserved parking spaces for the parking of eight (8) standard sized passenger automobiles in the parking lot. Such parking spaces will be located at the places shown on Exhibit A-1 attached hereto and made a part hereof. The location of such reserved parking spaces is subject to change by Landlord; provided, however, that the relocation of such reserved parking spaces shall be subject to Tenant's prior approval, which approval shall not be unreasonably withhold, conditioned or delayed. Landlord shall have the duty and obligation to enforce the reserved parking provided to Tenant in this Section 24.1(b) but Landlord shall not be liable to Tenant for any unauthorized vehicles which are parking in such reserved spaces.

             (c) Except as provided in Section 24.1(b) above, it is understood and agreed that no specific parking spaces will be allocated for use by Tenant. Each user of the parking lot will have the right to park in any available parking space in accordance with regulations of uniform applicability promulgated by Landlord.

     23.2 It is understood and agreed that the Landlord does not assume any responsibility for, and shall not be held liable for, any damage or loss to any automobiles parked in the parking area or to any personal property located therein, or for any injury sustained by any person in or about the parking area.

                                  ARTICLE XXIV
                                   EXPANSION

     24.1 Landlord agrees that Tenant shall have the right, at any time and from time to time during the Lease Term, to lease additional space in the Building which is contiguous to the Premises (the "Additional Space") as it becomes available following the vacation of such leased space by the then current tenant of such space, subject to the following terms and conditions:

             (a) Landlord shall notify Tenant of the availability of the Additional Space.

             (b) The annual base rent and additional rent with respect to the Additional Space shall be the same amount per square foot and shall be adjusted at the same time and in the same manner as the adjusted annual base rent and additional rent then in effect with respect to the original Premises.

             (c) For a period of ten (10) days after receipt of any such notice from Landlord, Tenant shall have the right to lease the Additional Space from Landlord upon the terms and conditions set forth in this Lease (but without any obligation on the part of Landlord to construct, alter, renovate, repaint, recarpet or provide any construction allowance for tenant improvements in the Premises) commencing on the date the Additional Space becomes available as set forth in the notice from Landlord. In the event Tenant agrees to lease the Additional Space within such ten (10) day period, Landlord and Tenant shall promptly execute an amendment to the Lease indicating the location and configuration of the Additional Space. The number of square feet of rentable area of the Premises shall be measured and calculated by Landlord's architect in accordance with the provisions of Exhibit E attached hereto and shall be set forth in the amendment to the Lease.

             (d) In no event shall Tenant have the right to lease less than all of the Additional Space available.

             (e) Tenant shall accept the Additional Space in "as is" condition and Landlord shall have no obligation to provide Tenant with an improvement allowance with respect to the Additional Space. All work performed in the Additional Space shall be performed in accordance with the terms and provisions of this Lease.

             (f) Tenant shall be obligated to pay additional rent with respect to the Additional Space in accordance with the provisions of Article IV of this Lease.

             (g) In the event Tenant does not agree to lease the Additional Space within the ten (10) day period provided in Section 24.1(c) above or if Tenant fails to timely notify Landlord of its election to lease the Additional Space, Landlord shall have the right to lease such space to any other person or entity upon any terms and conditions which Landlord desires, in its discretion.

             (h) The term of the lease for such Additional Space shall be for a period of not less than one (1) year and, if there is more than one (1) year remaining in the Lease Term, shall be coincident with the remaining Lease Term (subject to Tenant's right to renew such term) under the Lease.

     24.2 If Tenant is in default under the Lease beyond any applicable notice and cure period, on the date Landlord's notice is given to Tenant by Landlord or at any time thereafter but prior to the commencement of the term for such Additional Space and if such default is not cured within the applicable notice and cure period, if any, provided in this Lease, then, at Landlord's option, Tenant's right to lease the Additional Space shall lapse and be of no further force or effect.

     24.3 Tenant's right under this Article XXIV are subject to (a) Landlord's obligation to extend or renew the lease of the then current tenant of such space beyond the expiration date of such tenant's lease upon any terms and conditions to which Landlord and such tenant may agree pursuant to the terms of such tenant's lease with Landlord and (b) to any expansion rights of any other tenant occupying space in the Building with respect to such tenant's right to lease the Additional Space.

     24.4 Network Solutions, Inc. shall not be entitled to exercise its rights under this Article XXIV to lease any Additional Space if at the time Tenant would otherwise be entitled to exercise its rights, Network Solutions, Inc. (together with any of its subcontractors working in the Premises) is occupying less than fifty percent (50%) of the Premises.

                                  ARTICLE XXV
                                  TERMINATION

     25.1 Subject to the provisions of this Article XXV, Tenant shall have the one-time right, exercisable at its option, to terminate this Lease with respect to all or a portion of the Premises effective at the expiration of the fourth (4th) Lease Year. Tenant shall have no right to terminate this Lease if Tenant shall be in default of its obligations under this Lease, beyond any applicable notice and cure period, on the effective date of termination.

     25.2 Tenant may exercise its right of cancellation under this Article XXV by (a) giving Landlord no less than six (6) months prior written notice of the date on which this Lease shall be so terminated (the "Termination Notice"),
(b) specifying in the Termination Notice which portion of the Premises which it intends to surrender to Landlord in accordance with Exhibit F attached hereto and made a part hereof (the "Surrendered Premises") and (c) paying to Landlord, not more than thirty (30) days after the date on which it delivers its Termination Notice to Landlord, a termination payment (the "Termination Payment") in a sum equal to the aggregate of: (i) Four Dollars and Seventy-One Cents ($4.71) multiplied by the number of square feet in the Surrendered Premises (which amount has been calculated based on the unamortized portion of the Tenant Improvement Allowance and brokerage commissions as if such costs are amortized over a five (5) year period with interest at the rate of ten percent (10%) per annum) plus (ii) two (2) monthly installments of base rent then being paid by Tenant with respect to the Surrendered Premises on the date the Termination Notice is delivered to Landlord. In addition to the Termination Payment, Tenant shall pay to Landlord, promptly after the full amount of such costs are determined and Landlord submits to Tenant an invoice therefor, all costs of separating the Surrendered Premises from the remaining Premises, including, but not limited to, any and all architect's fees and other costs of constructing demising walls and making other alterations and improvements to the Surrendered Premises or the remaining Premises as may be necessary as a result of such separation of the Surrendered Premises from the remaining Premises, in order to comply with all applicable building codes, zoning laws and other legal requirements (collectively, "Legal Requirements") or in order to render the Surrendered Premises readily marketable to other tenants, as reasonably determined by Landlord. The costs of separating the Surrendered Premises shall not include any tenant allowances or tenant build-out costs for improvements not directly related to the separation of the Surrendered Premises from the remaining Premises; provided, however, in the event Tenant elects to surrender Surrendered Premises A as shown on Exhibit F the costs of separating the Surrendered Premises shall include the costs of designing and installing a bathroom facility which satisfies all applicable Legal Requirements in Surrendered Premises A.

     25.3 Tenant's rights under this Section 25.3 are expressly subject to Landlord's ability, in good faith, to separate the Surrendered Premises from the remaining Premises on or before the effective date of the partial termination in compliance with all applicable Legal Requirements. In addition, Landlord shall have the right to redefine the portion of the Premises which will comprise the Surrendered Premises if Landlord reasonably determines that such redefinition is necessary to facilitate compliance with Legal Requirements or the marketing of such space. Landlord agrees to consult with Tenant concerning any such redefinition of the Surrendered Premises, Landlord hereby reserving unto itself, however, final decision making authority over such matter in accordance with the preceding sentence. If the Surrendered Premises cannot be separated from the remaining Premises in compliance with all applicable Legal Requirements, then, provided Landlord has redefined the Surrendered Premises in accordance with the terms hereof, tenant's sole recourse shall be to withdraw the Termination Notice with respect to the Surrendered Premises, whereupon such notice shall become null and void and of no force or effect.

     25.4 If the Termination Notice is not given timely or if the Termination Payment is not made timely to Landlord, Tenant's right of cancellation shall be of no force or effect and this Lease shall continue through the full Lease Term. If the Termination Notice is given timely and the Termination Payment is made timely, this Lease with respect to the Surrendered Premises shall terminate on the effective date set forth in the Termination Notice.

     25.5 Notwithstanding anything to the contrary in this Article XXV, Tenant shall remain liable for any payments which may become due under the Lease which relate to costs or expenses incurred by Landlord prior to the effective date of termination of this Lease.

                                  ARTICLE XXVI
                               GENERAL PROVISIONS

     26.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

     26.2 Nothing contained in this Lease shall be construed as creating a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

     26.3 Landlord and Tenant recognize Barnes, Morris, Pardoe & Foster and CB Commercial Real Estate Group, Inc. as the brokers procuring this Lease and Landlord shall pay said brokers a commission pursuant to a separate agreement between said brokers and Landlord. Landlord and Tenant each represents and warrants to the other that, except as provided in the preceding sentence, neither of them has employed or dealt with any broker, agent or finder in carrying on the negotiations relating to this Lease. Each party shall indemnify and hold the other harmless from and against any claim or claims for brokerage or other commissions asserted by any broker, agent or finder engaged by the indemnifying party or with whom the indemnifying party has dealt in connection with this Lease, other than the brokers named in the first sentence of this Section 26.3.

     26.4 Tenant agrees, at any time and from time to time, upon not less than five (5) days' prior written notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing substantially in the form of Exhibit E attached hereto (i) certifying that this Lease is unmodified and in full force and effect (or if there have been any modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) stating the dates to which the rent and any other charges hereunder have been paid by Tenant; (iii) stating whether or not, to the best knowledge of Tenant, Landlord is in default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying the nature of such default; (iv) stating the address to which notices to Tenant are to be sent; and (v) stating such other information as Landlord or any mortgagee or prospective mortgagee of the Building may reasonably request. Any such statement delivered by Tenant may be relied upon by any owner of the Building or the land upon which it is situated, any prospective purchaser of the Building or such land, any mortgagee or prospective mortgagee of the Building or such land or of Landlord's interest therein, or any prospective assignee of any such mortgagee.

     26.5 Landlord and Tenant each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other in connection with any matter arising out of or in any way connected with this Lease, the relationship of landlord and tenant hereunder, Tenant's use or occupancy of the Premises, and/or any claim of injury or damage.

     26.6 All notices or other communications required hereunder shall be in writing and shall be deemed duly given if delivered by a nationally recognized overnight courier (with receipt therefor), or if sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (i) if to Landlord at Boston Properties, 500 E Street, S.W., Washington, D.C. 20024, with a "courtesy" copy to Boston Properties, 8 Arlington Street, Boston, Massachusetts 02116; (ii) if to Tenant, to 10260 Campus Point Court, San Diego, CA 92121, Attention: Corporate Leasing, with a "courtesy" copy to Tenant at the Premises (provided, however, that any failure to provided such courtesy copy shall not in any way invalidate or otherwise impair the delivery of such notice to Tenant), except that prior to the Lease Commencement Date, courtesy copies of notices to Tenant shall be sent to such address as Tenant shall designate and inform Landlord. The parties shall exercise reasonable efforts to give the "courtesy" copies of notices provided for herein; however, failure to give such courtesy copies of notices shall not under any circumstances affect the effectiveness of any notice given pursuant to the provisions of this Lease. Either party may change its address for the giving of notices by notice given in accordance with this Section.

     26.7 If any provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such provision to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

     26.8 Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution.

     26.9 The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective representatives, successors and assigns, subject to the provisions hereof restricting assignment or subletting by Tenant.

     26.10 This Lease contains and embodies the entire agreement of the parties hereto and supersedes all prior agreements, negotiations and discussions between the parties hereto. Any representation, inducement or agreement that is not contained in this Lease shall not be of any force or effect. This Lease may not be modified or changed in whole or in part in any manner other than by an instrument in writing duly signed by both parties hereto.

     26.11 This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

     26.12 Article and section headings are used herein for the convenience of reference and shall not be considered when construing or interpreting this Lease.

     26.13 The submission of an unsigned copy of this document to Tenant for Tenant's consideration does not constitute an offer to lease the Premises or an option to or for the Premises. This document shall become effective and binding only upon the execution and delivery of this Lease by both Landlord and Tenant.

     26.14  Time is of the essence of each provision of this Lease.

     26.15 This Lease shall not be recorded, except that upon the request of either party, the parties agree to execute, in recordable form, a short-form memorandum of this Lease, provided that such memorandum shall not contain any of the specific rental terms set forth herein. Such memorandum may be recorded in the land records of Fairfax County in the Commonwealth of Virginia and the party desiring such recordation shall pay all recordation costs.

     26.16 Except as otherwise provided in Section 4.4 and Section 5.1 of this Lease any additional rent owed by Tenant to Landlord, and any cost, expense, damage or liability shall be paid by Tenant to Landlord no later than the later of (i) twenty (20) days after the date Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability, or (ii) the day the next monthly installment of base rent is due. If any payment hereunder is due after the end of the Lease Term, such additional rent or such cost, expense, damage or liability shall be paid by Tenant to Landlord not later than twenty (20) days after Landlord notifies Tenant of the amount of such additional rent or such cost, expense, damage or liability.

     26.17 All of Landlord's and Tenant's duties and obligations hereunder, including but not limited to duties and obligations to pay or to refund overpayments of base rent, additional rent and the costs, expenses, damages and liabilities, shall survive the termination of this Lease.

     26.18 In the event either party is in any way delayed, interrupted or prevented from performing any non-monetary obligations under this Lease, and such delay, interruption or prevention is due to fire, act of God, governmental act, action or inaction (including, without limitation, government delays in issuing any required building, construction, occupancy or other certificate, permit or approval or performing any other inspection or review in connection therewith) strike, labor dispute, inability to procure materials, or any other cause beyond such party's reasonable control (whether similar or dissimilar), then such party shall be excused from performing the affected obligations for the period of such delay, interruption or prevention.

     26.19 Each party hereby represents and warrants to the other that all necessary corporate action has been taken to enter into this Lease and that the person signing this Lease on its behalf has been duly authorized to do so.

     26.20 Any amounts required to be paid by Tenant under this Lease (including, but not limited to, the payments to be made pursuant to Sections 4.2, 4.3, 4.4, 13.1, 19.5 and 19.6) shall be considered additional rent. All payments of additional rent shall be paid to Landlord without diminution, set-off or deduction in the same manner as annual base rent pursuant to Article III hereof or as may otherwise be provided in this Lease.

     26.21 Landlord and Tenant each hereby covenant and agree that each and every provision of this Lease has been jointly and mutually authorized by both Landlord and Tenant; and, in the event of any dispute arising out of any provision of this Lease, Landlord and Tenant do hereby waive any claim of authorship against the other party.

     26.22 This Lease includes and incorporates Rider No. 1 (Option to renew Lease) and Exhibits A, A-1, B, C, D, E and F attached hereto.


                      [signatures follow on the next page]

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal on or as of the day and year first above written.

                             LANDLORD:

                             SUGARLAND BUSINESS PARK LIMITED
                             PARTNERSHIP, a Delaware limited partnership

                             By:     Sugarland, Inc., its general partner

WITNESS:

/s/ KATHRYN R. STEVENSON              By: /s/ EDWARD H. LINDE
------------------------                  ------------------------------
                                          Edward H. Linde, President
[SEAL]


                             TENANT:

                             NETWORK SOLUTIONS, INC., a Delaware corporation


                        [KM] By: /s/ ROBERT J. KORZENIEWSKI
                                 -------------------------------------------
                             Name:        Robert J. Korzeniewski
                                   --------------------------------------
                             Title:     Chief Financial Officer
                                    ---------------------------------

ATTEST:



----------------------

[CORPORATE SEAL]

                                  RIDER NO. 1

     THIS RIDER NO. 1 is attached to and made a part of that certain Lease Agreement dated ______________, 1997 (the "Lease"), by and between SUGARLAND BUSINESS PARK LIMITED PARTNERSHIP ("Landlord") and NETWORK SOLUTIONS, INC. ("Tenant"). The terms used in this Rider which are defined in the Lease have the same meanings as provided in the Lease.

     WITNESSETH, that for and in consideration of Tenant's entering into the Lease Agreement described above, and other good and valuable consideration, and intending to be legally bound hereby, Landlord hereby grants to Tenant the conditional right to renew the initial term of the Lease upon the following terms and conditions:

     (1) Provided Tenant has not terminated or elected to terminate the Lease in accordance with the provisions of Section 2.1(b) thereof, Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of the Lease for two (2) additional successive terms of three
(3) years each. If exercised and if the conditions applicable thereto have been satisfied, the first such renewal term (the "First Renewal Term") shall commence immediately following the end of the initial term provided in Section
2.1 of the Lease and the second such renewal term (the "Second Renewal Term") shall commence immediately following the end of the First Renewal Term. The rights of renewal herein granted to the Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

     (a) Tenant shall exercise its right of renewal with respect to each renewal term by giving Landlord written notice of the exercise thereof (the "renewal option notice") not less than six (6) months and not more than nine
(9) months prior to the expiration of the preceding term of the Lease. In the event that a renewal option notice is not given in a timely manner, Tenant's right of renewal with respect to such renewal term and any subsequent renewal term shall lapse and be of no further force or effect. If Tenant is in default under the Lease on the date any renewal option notice is given or at any time thereafter on or before the commencement date of such renewal term, then, at Landlord's option, the right of renewal as to such renewal term, and any subsequent renewal term, shall lapse and be of no further force or effect.

     (b) Promptly following Landlord's timely receipt of the renewal option notice for each renewal term, Landlord and Tenant shall commence negotiations concerning the amount of annual base rent which shall be payable during such renewal term, it being intended that such annual base rent shall be equal to the greater of (i) ninety-five percent (95%) of the then prevailing fair market rent for the Premises during each of the First Renewal Term and the Second Renewal Term and (ii) one hundred three percent (103%) of the annual base rent payable with respect to the Premises during the immediately preceding Lease Year. The parties shall have thirty (30) days after Landlord's receipt of each renewal option notice in which to agree in the base rent which shall be payable during the year of the renewal term for which such renewal option notice was given. The parties shall be obligated to conduct such negotiations in good faith. Among the factors to be considered by the parties during such negotiations shall be (i) the general office/flex building rental market in Herndon, VA, (ii) rental rates then being realized by other building owners for office/flex buildings of comparable size, location and quality to the Building in Herndon, VA, and (iii) the rental rates then being quoted by Landlord to prospective tenants for comparable space in "as is" condition in the Building. In no event, however, shall the base rent payable during any year of any renewal term be less than the base rent in effect under the Lease during the Lease Year immediately preceding the commencement of such renewal term. If the parties agree on the base rent payable during the year of a renewal term, they shall promptly execute an amendment to the Lease stating the rent so agreed upon. If during such thirty (30) day period the parties are unable to agree on the base rent payable during such renewal term, the Tenant's option(s) to renew the term of the Lease shall cease and expire and be of no further force or effect.

     (c) During each renewal term, all the terms, conditions, covenants and agreements set forth in the Lease shall continue to apply and be binding upon Landlord and Tenant, except that (i) the base rent payable during each year of each renewal term shall be the amount set forth in Paragraph 1(b) above and
(ii) in no event shall Tenant have the right to renew the term of the Lease, or any renewal term thereof, beyond the expiration of the Second Renewal Term.

     (2) In the event that Tenant's right of renewal with respect to the First Renewal Term shall lapse for any reason, Tenant's right of Renewal with respect to the Second Renewal Term shall similarly lapse and be of no further force or effect.

     (3) Tenant's rights of renewals provided under this Rider No. 1 are personal to and may be exercised only by Network Solutions, Inc. and shall not be exercisable by any assignee or subtenant of Network Solutions, Inc.

     (4) Tenant shall not be entitled to exercise its rights under this Rider No. 1 to renew the term of the Lease if at the time Tenant would otherwise be entitled to exercise its rights, Tenant is occupying less than fifty percent (50%) of the Premises.




                                                               Initials of:

                                                                   E
                                                               ---------------
                                                               Landlord

                                                                  KM
                                                               ---------------
                                                               Tenant

                                   EXHIBIT A





                                   [GRAPHIC]




                                                            Initials of:

                                                            Landlord   E
                                                                    ---------
                                                            Tenant    KM
                                                                    ---------


-------------------
 THE TOWER GROUP                                SUGARLAND BUSINESS PARK                               Boston Properties
-------------------                               365 HERNDON PARKWAY                                 500 E Street, S.W.
A R C H I T E C T S                                HERNDON, VIRGINIA                                  Washington, D.C.

                                  EXHIBIT A-1





                                   [GRAPHIC]



                                                            Landlord   E
                                                                    --------
                                                            Tenant    KM
                                                                    --------


-------------------
 THE TOWER GROUP                                SUGARLAND BUSINESS PARK                               Boston Properties
-------------------                               365 HERNDON PARKWAY                                 500 E Street, S.W.
A R C H I T E C T S                                HERNDON, VIRGINIA                                  Washington, D.C.

                                   EXHIBIT B



The Tenant Rentable Area has been calculated based upon the GWCAR, (Greater Washington Commercial Association of Realtors, formerly WDCAR) Standard Method of Measurement dated June 13, 1995. The Rentable Area for a Tenant space in a one-story building with no common core areas is calculated by measuring from the finished surface of the dominant permanent perimeter wall surface (including the inside face of glass at windows) to the center of any demising partitions of adjoining areas.

The Rentable Area of a Tenant space in a Multi-Tenant building is a function of the relationship between the Tenant Usable Area and the Building Common Area. The Building Common Areas are spaces such as Common Corridors, Common Toiletrooms and Common Service Rooms that are shared by more than one tenant.

The Usable Area for a Tenant space in a one-story building with common core areas is calculated by deducting the Building Common Area from the Gross Interior Area of the Building (as defined above).

The Rentable Area is calculated by dividing the Building Common Area by each of the individual Tenant Usable Areas to identify the pro-rata share of the Building Common Area. The Usable Area of each Tenant Area is then multiplied by the pro-rata share fraction plus One (1) to identify the Tenant Rentable Area.






                                                           Initials of:

                                                           Landlord   E
                                                                   ---------
                                                           Tenant    KM
                                                                 -----------

                                   EXHIBIT E

                          FORM OF ESTOPPEL CERTIFICATE

     This Exhibit E is attached to and made a part of that certain Lease Agreement dated as of __________, 1997 (the "Lease"), between SUGARLAND BUSINESS PARK LIMITED PARTNERSHIP ("Landlord") and NETWORK SOLUTIONS, INC. ("Tenant"). The terms used in this Exhibit that are defined in the Lease shall have the same meaning as provided in the Lease. The Estoppel Certificate to be executed by Landlord and Tenant pursuant to Section 2.1(c) of the Lease shall provide as follows:

     "This Estoppel Certificate made as of the ____ day of ________________, 1997, is being provided pursuant to the terms and provisions of that certain Lease Agreement dated as of ____________, 1997 (the "Lease"), between SUGARLAND BUSINESS PARK LIMITED PARTNERSHIP ("Landlord") and NETWORK SOLUTIONS, INC. ("Tenant"). The parties to the Lease desire to confirm that the following terms which are defined in the Lease shall have the meanings set forth below for all purposes in the Lease:

     1.      The Lease Commencement Date is ________________.

     2.      The initial term of the Lease shall expire on July 31, 2002.

     3. The number of square feet of rentable area in the Building is ________________ and the number of square feet of rentable area in the Premises is _______________ .

     4. The annual base rent with respect to the Premises for the first Lease Year is an amount equal to the product of ____________________________ Dollars ($___________) multiplied by the total number of square feet of rentable area in the Premises.

     5. As of the date hereof the Lease has not been modified and is in full force and effect and there are no defaults thereunder.


Initials of:


--------------------
Landlord


--------------------
Tenant